Exhibit 10.173

BAIL COMMERCIAL

Entre

NOTAPIERRE

ET

INTER PARFUMS

En date du 10 DECEMBRE 2019

BAIL COMMERCIAL

ENTRE LES SOUSSIGNEES :

La personne morale désignée à l’article CP. 1.1.

Ci-après dénommée le "Bailleur" d’une part,

ET

La personne morale désignée à l’article CP.1.2.

Ci-après dénommée le "Preneur" d’autre part.

Le Bailleur et le Preneur sont appelés, individuellement une "Partie" et, collectivement, les "Parties".

PREALABLEMENT AU BAIL OBJET DES PRESENTES, LES PARTIES ONT RAPPELE CE QUI SUIT :

EXPOSE PREALABLE

(A)	La société GEMFI, aux droits de laquelle est venue la société NOTAPIERRE, ainsi qu’il sera dit ci-après, a consenti à la société INTERPARFUMS un bail commercial en date à PARIS, du 12 mai 2010 portant sur un entrepôt à usage de stockage et de bureaux d’une SHON totale de 31.029 m² (d’après le mesurage réalisé par Jean-Claude BERSON, géomètre-expert, en date du 12 avril 2011) situé sur la Commune de Criquebeuf-Sur-Seine (27340), Parc d’Activités « Le Bosc Hétrel » et cadastré section ZD, n° 250, 257, 259, 278, 297, 298, 299, 300, 301, 302, 303, 304, 305, 306, 308, 310, 312, 314, 317 pour une contenance de 8ha 00a 00ca.

Ladite construction dite « Phase 1 ».

Le bail a pris effet le 1er juin 2011 pour une durée de neuf (9) ans, la date d’expiration étant au 31 mai 2020.

Audit acte, il a été prévu au profit du preneur une option d’extension du bâtiment initial d’une ou deux nouvelles cellules d’une superficie d’environ 6.000 m² pouvant être exercée au plus tard jusqu’au 30 avril 2012.

(B)	Aux termes d’un acte sous seing privé en date du 1er avril 2011, GEMFI et INTERPARFUMS ont signé un avenant n°1 au bail du 12 mai 2010 portant sur l’extension du « plot bureaux » n°1 en rez-de-chaussée d’une SHON de 175 m² (dite « Phase 2 »), afin que le preneur puisse y installer des locaux sociaux et locaux à usage de vestiaires complémentaires.

(C)	Aux termes d’un acte sous seing privé en date du 1er avril 2011, GEMFI et INTERPARFUMS ont signé un avenant n°2 au bail du 12 mai 2010 portant sur une nouvelle option d’extension au profit du Preneur, remplaçant purement et simplement l’option d’extension telle que prévue initialement dans le bail du 12 mai 2010. Il a été convenu audit acte que le Preneur bénéficiait d’une option d’extension portant sur les cellules 6 et 7 d’une SHON de 6.000 m² chacune, qu’il pourra exercer du 30 avril 2012 au 31 décembre 2015.

(D)	Aux termes d’un acte sous seing privé en date du 16 janvier 2012, GEMFI et INTERPARFUMS ont signé un avenant n° 3 au bail du 12 mai 2010 portant notamment sur :

(i) une désignation des biens loués conforme aux autorisations administratives délivrées et au mesurage effectué par Jean-Claude BERSON, géomètre-expert, en date du 12 avril 2011, de sorte que le bâtiment donné à bail consiste en un bâtiment d’une SHON globale de 31.220 m² comprenant :

- entrepôt de 30.182 m² comprenant cinq (5) cellules et des locaux techniques ;

- bureaux, locaux sociaux et local gardiennage : 1.038 m² SHON (dont 173 m² de SHON de locaux sociaux supplémentaires ayant fait l’objet de l’avenant n°1 sus visé)

- emplacements de stationnement de véhicules légers : 116 places.

Dans le corps du présent acte, le bâtiment ci-dessus décrit (y compris les 116 emplacements de stationnement de véhicules légers) sera désigné sous le vocable « Locaux Loués Initiaux ».

Le tableau récapitulatif des SHON réalisé par Jean-Claude BERSON, le 12 avril 2011, est demeuré annexé aux présentes après mention.

(ii) l’existence de servitudes sur le terrain d’assiette des Locaux Loués Initiaux pour la desserte, l’approvisionnement et les rejets des eaux de la zone et corrélativement, la création d’une association syndicale libre pour la gestion de ces servitudes (entretien, réparation, remise en état tant des voieries que des réseaux).

Dans le corps du présent acte, le bail du 12 mai 2010 et ses trois avenants seront désignés sous le vocable « Bail Initial ».

(E)	Les Locaux Loués Initiaux ont été construits en vertu des autorisations administratives suivantes :

a-	Permis de construire initial

Un permis de construire portant le numéro PC 027 188 08 A0022 a été délivré le 2 décembre 2008.

Le permis a autorisé la réalisation sur un terrain d’assiette de 78.230m² la construction d’un bâtiment à usage de stockage et de bureaux d’une SHON globale de 37.730 m² s’appliquant savoir :

-	Entrepôt : 36.032 m² ;

-	Bureaux et locaux sociaux : 1.698 m² ;

-	Et 197 emplacements de stationnement pour véhicules légers.

Ledit arrêté a acquis un caractère définitif.

b-	Transfert du permis de construire initial

L’arrêté de permis de construire susvisé a fait l’objet d’un arrêté de transfert le 4 juin 2010 sous le numéro PC 027 188 08 A0022-01 au profit de la société GEMFI.

Ledit arrêté a acquis un caractère définitif.

c-	Permis de construire modificatif

Aux termes d’un arrêté de permis de construire modificatif délivré le 12 octobre 2011 sous le numéro PC 027 188 08 A0022-02, il a été entériné les modifications apportées au projet, savoir :

-	Surface terrain : 80.000 m² ;

-	Surface SHON bâtiment : 31.220 m² ;

-	Entrepôt et Locaux techniques : 30.182 m² ;

-	Bureaux et Locaux sociaux : 1.038 m² ;

-	Emplacements de stationnement VL : 116.

Ledit arrêté a acquis un caractère définitif.

d-	Déclaration d’achèvement des travaux et Conformité

Pour la Phase 1, la société GEMFI a notifié à la Mairie de Criquebeuf-sur-Seine, l’achèvement des constructions et leur conformité aux prescriptions du permis de construire, le 17 juin 2011.

Pour la Phase 2, la société GEMFI a notifié à la Mairie de Criquebeuf-sur-Seine, l’achèvement des constructions et leur conformité aux prescriptions du permis de construire, le 19 octobre 2011.

Aux termes d’une attestation en date du 10 novembre 2011, la Mairie de Criquebeuf-sur-Seine a notifié la non contestation à la conformité.

e-	Déclaration préalable (construction d’un auvent)

La société GEMFI a présenté le 22 novembre 2011 une déclaration préalable enregistrée à la Mairie de Criquebeuf-sur-Seine sous le numéro DP 027 188 11 A 0027.

Par arrêté en date du 7 décembre 2011, le Maire de CRIQUEBEUF-SUR-SEINE n’a pas été fait opposition à ladite déclaration préalable autorisant ainsi l’agrandissement et l’installation d’un auvent à l’extérieur des Locaux Loués Initiaux, au droit de l’entrée des locaux sociaux représentant un total de SHOB de 56,57 m², sans création de SHON.

(F)	Un arrêté préfectoral a été délivré sous le n° D1-B1-11-183 en date du 30 mars 2011 (Ci-après l’« Arrêté d’Exploiter ») au profit de la société GICRAM autorisant l’exploitation dans les Locaux Loués Initiaux d’une installation classée pour la protection de l’environnement sous les rubriques suivantes :

▪ 1412 (A), 1432-2 (A), 1510 (A), 1530 (A), 1532 (A), 2662 (A), 2663-1 (A), 2663-2 (A), 2910-A (NC) et 2925 (D).

Aux termes d’une convention sous seing privé quadripartite en date du 26 avril 2011 entre les sociétés GEMFI (en sa qualité de bailleur au titre du Bail Initial), le Preneur, GICRAM (en sa qualité de titulaire initial de l’Autorisation d’Exploiter) et SAGA France (en sa qualité de prestataire logistique du Preneur) sont convenues que le bénéfice de l’autorisation d’exploiter faisant l’objet de l’Arrêté d’Exploiter devait être transféré à la société SAGA France de sorte qu’elle devienne titulaire de l’autorisation d’exploiter correspondante.

Ce transfert a été agréé par la société GEMFI, ès qualité de bailleur, et le Preneur sous certaines conditions et notamment que la société SAGA France (i) s’interdise de procéder à une quelconque cessation d’activité auprès des services de l’environnement à l’expiration de son contrat de prestation logistique signé avec le Preneur et (ii) s’oblige à l’expiration de son contrat de prestation logistique signé avec le Preneur à apporter son concours au transfert de l’autorisation d’exploiter soit au Bailleur (en cas de résiliation ou non renouvellement du Bail Initial), soit au Preneur ou au tiers désigné par le Preneur si la prise à bail des Locaux Loués Initiaux par le Preneur se poursuivait.

La préfecture de l’Eure a délivré sous le n° D-11-E3-040 le 15 juin 2011 le récépissé de déclaration de changement d’exploitant.

L’Arrêté d’Exploiter, la convention quadripartite du 26 avril 2011 ainsi que le récépissé de déclaration de changement d’exploitant sont demeurés ci-annexés (Annexe 4).

(G)	Aux termes d’un acte reçu par Maître Christophe PERRIN, notaire à ATHIS-MONS, les 18 et 19 janvier 2012, la société GEMFI a vendu à la société NOTAPIERRE, les biens immobiliers donnés à bail au Preneur, venant ainsi aux droits de la société GEMFI.

(H)	Aux termes d’un acte reçu par Maître LUCIEN-COIRRE, notaire à PARIS, le 6 juin 2016, il a été constitué des servitudes non aedificandi réciproques, sur les terrains appartenant à la société INS CRIQUEBEUF, d’une part, propriétaire d’un bâtiment à usage principal d’entrepôt cadastré section ZD, n° 348 et à la société NOTAPIERRE, d’autre part, propriétaire de l’immeuble visé au « (A) a- » ci-dessus.

Une copie de l’acte et du plan matérialisant ces servitudes sont annexés aux présentes (Annexe 5)

(I)	Aux termes d’un acte reçu par Maître PERRIN, notaire sus nommé, le 27 décembre 2018, la société GEMFI a vendu à la société NOTAPIERRE, sur la commune de CRIQUEBEUF SUR SEINE (27340), Le Clos Gillet, un terrain d’une superficie de 11.686 m² cadastré section ZD, n° 329 et 338 ; lesdites parcelles étant contiguës au terrain acquis par NOTAPIERRE visé au C) a- ci-dessus.

(J)	Suivant procès-verbal de décisions unanimes des associés en date du 31 décembre 2015, la société SAGA France a fait apport à titre de fusion de tous ses éléments d’actifs à la société SDV Logistique internationale – SDV-LI.

L’absorption par voie de fusion de la société SAGA France par la société SDV-LI est devenue définitive à la date du 31 décembre 2015.

Par suite de l’absorption par voie de fusion de la société SAGA France et de la société KERNE FINANCE, les associés de la société SDV-LI ont décidé de changer sa dénomination sociale pour adopter statutairement à compter du 1er janvier 2016 celle de BOLLORE LOGISTICS.

(K)	Le Preneur s’est rapproché du Bailleur pour lui faire part de son besoin d’agrandir l’entrepôt et les bureaux existants par la construction d’une sixième cellule sur le Terrain appartenant au Bailleur pour le développement de son activité (ci-après désignée sous le vocable « Cellule 6 ») En conséquence de quoi, le Bailleur s’est rapproché de la société GEMFI à l’effet de régulariser un contrat de promotion immobilière (ci-après le « CPI »), afin que le bailleur puisse procéder à la construction de la Cellule 6 et à sa livraison au Preneur ;

(L)	La société BOLLORE LOGISTICS, prestataire logistique du Preneur, exploitant des Locaux Loués Initiaux pour le compte du Preneur (l’« Exploitant »), a de son côté déposé auprès de la Préfecture de l’Eure, un dossier de « porter à connaissance » (Ci-après le « Porter à Connaissance ») relatif au projet de Cellule 6 modifiant l’Arrêté d’Exploiter et plus particulièrement à :

(i) mettre à jour les rubriques de classement de l’arrêté préfectoral du 30 mars 2011 et de modifier le régime du site au titre de la règlementation des installations classées pour la protection de l’environnement, et

(ii) étendre les installations du site Bolloré Logistics par la création d’une sixième cellule d’entrepôt.

La Direction Régionale de l’Environnement, de l’Aménagement et du Logement de Normandie a délivré le 30 juin 2017 un avis favorable au dossier déposé en concluant ce qui suit littéralement retranscrit :

« Les modifications apportées dans ce porter à connaissance par rapport à votre arrêté préfectoral du 30 mars 2011 n’étant ni notables ni substantielles, l’inspection prend acte de la création de cette sixième cellule. Par ailleurs, concernant le changement d’un statut Seveso seuil bas à un statut de simple autorisation, un arrêté complémentaire sera pris afin de modifier le dernier paragraphe de l’article 1.2.1 de l’arrêté précité ».

Par arrêté n° DELE/BERPE/18/681 du 9 mai 2018 (« l’Arrêté d’Exploiter »), venant modifier l’arrêté préfectoral du 30 mars 2011 et abrogeant l’arrêté préfectoral complémentaire du 15 février 2018, le Préfet de l’EURE a autorisé la modification de l’Arrêté d’Exploiter du 30 mars 2011.

Le Porter à Connaissance, l’avis favorable délivré par la DREAL le 30 juin 2017 et l’Arrêté d’Exploiter du 9 mai 2018 sont demeurés ci-annexés (Annexe 6).

L’Arrêté d’Exploiter du 30 mars 2011 et l’Arrêté d’Exploiter du 9 mai 2018 sont ci-après dénommés l’Autorisation d’Exploiter.

(M)	En vue de la réalisation de la Cellule 6 et conformément à la notice descriptive technique agréé par le Preneur, le Bailleur et la société GEMFI, ès qualité de futur promoteur du projet construction de la Cellule 6 (ci-après le « Promoteur »), la société GEMFI a déposé une demande de permis de construire auprès des services compétents de la Mairie de Criquebeuf-sur-Seine, le 3 août 2017 sous le numéro PC 27188 17 A0013 pour (i) la construction d’une extension d’un bâtiment à usage d’entrepôt et de bureaux d’une surface plancher totale créée de 6.066 m² se répartissant à hauteur de 328 m² de bureaux et 5.738 m² d’entrepôt (ii) le prolongement de la voirie lourde sur cour camions et de la voirie pompier de contournement (iii) la création de deux poteaux incendie supplémentaires pour un total de 7 sur le site (iv) le raccordement pour stationnement de 22 véhicules électriques (v) le déplacement de 5 emplacements de stationnement de la zone d’attente poids lourds et (vi) la création de 6 places de stationnement pour véhicules légers.

(N)	L’arrêté accordant le permis de construire pour la construction de la Cellule 6 a été délivré par Monsieur le Maire de la Commune de Criquebeuf-sur-Seine, le 10 octobre 2017 sous le numéro PC 27188 17 A0013 (ci-après le « Permis de Construire »).

(O)	La Cellule 6 sera édifiée conformément au dossier de permis de construire susvisé et à la notice descriptive technique du projet d’extension annexée au CPI dans sa version V4a du 22 octobre 2019 et figurant ci-après en Annexe 8.

(P)	C’est dans ses conditions que les Parties sont convenues d’ores et déjà de conclure un nouveau bail faisant l’objet des présentes (ci-après le « Bail ») portant sur les Locaux Loués Initiaux et les conditions de l’extension de la Cellule 6 à construire, aux charges et conditions prévues ci-après.

Le Bail prend effet le 1er juin 2020 et prend la suite du Bail Initial lequel arrive à son terme.

(Q)	Le présent Bail est constitué de l’Exposé Préalable, d’une première partie (Partie 1) convenant de la résiliation, amiable et à son terme, du Bail Initial et d’une deuxième partie (Partie 2) convenant des termes et conditions du nouveau Bail portant sur les Locaux Loués.

Cette Partie 2 est elle-même constituée :

(i)	de conditions générales (Titre 1 - Conditions générales) ;

(ii)	de conditions particulières (Titre 2 - Conditions particulières),

Ces deux parties formant un tout indivisible, étant précisé que s’il y a contradiction entre l’une ou l’autre des dispositions des présentes conditions générales et des conditions particulières, ces dernières prévaudront. Les Titre 1 et Titre 2 du Bail sont destinés à régir, à titre de dispositions pérennes, les conditions de la location des Locaux Loués à compter de la Date d'Effet du Bail ;

(iii)	des dispositions spécifiques, à la période de construction de la Cellule 6 (Titre 3 – Dispositions spécifiques à la période de construction de la Cellule 6).

Il est d'ores et déjà rappelé que le Bailleur procède à la construction de la Cellule 6 à la demande du Preneur et pour ses besoins spécifiques.

En conséquence, le respect par le Preneur de chacun des termes et conditions des présentes et notamment le respect par le Preneur de son engagement de prendre à bail les Locaux Loués pour l'intégralité de la durée ferme qui y est stipulée constitue une cause essentielle et déterminante de l'accord du Bailleur de faire construire la Cellule 6.

(R)	Toute référence dans le Bail à l'"Exposé", un "Article", un "Titre" ou une "Annexe" doit être interprétée comme une référence à l'exposé, un article, un titre ou une annexe du Bail.

(S)	Le présent Exposé fait partie intégrante des clauses et conditions du Bail ainsi que ses annexes.

Définitions

Dans le corps du présent acte, certaines dénominations correspondent à des définitions précises, ainsi qu’il suit :

Activité Spécifique :	Désigne l’activité spécifique exercée par le Preneur, ou tous occupants de son chef, dans les Locaux Loués conformément aux rubriques 4320, 4331 de la nomenclature des Installations Classées pour la Protection de l’Environnement (ICPE) (la/les « Activités Spécifiques »)
Achèvement de la Cellule 6 :	Désigne l’achèvement de la Cellule 6 tel que défini à l’Article DP. 3.2.
Annexes :	Désigne tous les documents joints au Bail et formant corps avec celui-ci.
Arrêté d’Exploiter :	A la signification qui est lui est donné en Exposé.
Arrêté d’Exploiter Complémentaire :	A la signification qui est lui est donné en Exposé.
Autorisation d’Exploiter :	A la signification qui est lui est donné en Exposé.
Bail :	Désigne le présent bail.
Bail Initial :	A la signification qui est lui est donné en Exposé.

Bailleur :	Désigne la société dénommée « NOTAPIERRE », société civile de placement immobilier à capital variable, dont le siège social est à PARIS (75017) – 7-7 bis, rue Galvani et immatriculée au Registre du Commerce et des Sociétés de PARIS sous le numéro 347 726 812.
Cause(s) Légitime(s) de Prorogation de Délai :	A la signification qui lui est donnée à l’Article DP. 4.
Cellule 1 à 5 :	Désigne les cellules matérialisées sur le plan des Locaux Loués figurant en Annexe 20.
Cellule 6 :	A la signification qui lui est donnée à l’Article CP. 3.2.
Comité de Suivi :	A la signification qui lui est donnée à l’Article DP. 4.
CPI :	Désigne le contrat de promotion immobilière consenti par le Bailleur, ès qualité de maître d’ouvrage, au Promoteur aux fins de construction de la Cellule 6 visé en Exposé.
Date d’Effet du Bail :	A la signification qui lui est donnée à l’Article CP. 5.
Date d’Effet de la Résiliation du Bail Initial	A la signification qui lui est donnée en Partie 1 du Bail ci-après.
Documents Techniques :	Désigne ensemble la Notice Descriptive Technique, les Plans, le Permis de Construire et son dossier de demande et le cas échant les permis de construire modificatifs.
Expert :

L’expert sera désigné d’un commun accord entre les Parties ou, à défaut d’accord, par Monsieur le Président du Tribunal de Grande Instance compétent, statuant par voie de référé et ce, à la requête de la Partie la plus diligente.

L’Expert sera désigné, pour trancher toute contestation pour laquelle compétence lui est reconnue au titre du Bail, en qualité de mandataire commun des Parties et agira dans les conditions prévues à l’article 1592 du Code civil.

Les frais et honoraires de l’Expert seront supportés par la Partie qui succombe dans ses prétentions ou dans la proportion qui sera déterminée par l’Expert.

La décision de l’Expert ne sera pas susceptible de recours par voie d’appel ou de cassation ou de contestation quelconque de la part de l’une ou l’autre des Parties.

Expert 1 :	A la signification qui lui est donnée à l’Article CG. 6.2.
Expert 2 :	A la signification qui lui est donnée à l’Article CG. 6.2.
Expert 3 :	A la signification qui lui est donnée à l’Article CG. 6.2.

Exploitant :	Désigne le prestataire logistique du Preneur, à savoir, à la date des présentes, la société dénommée « BOLLORE LOGISTICS », société par actions simplifiée au capital de 44.051.200 €, dont le siège social est à PUTEAUX (92806) – 31-32, Quai de Dion Bouton et immatriculée au Registre du Commerce et des Sociétés de NANTERRE sous le numéro 552 088 536.
Gestionnaire :	Désigne le gestionnaire des Locaux Loués, mandaté par le Bailleur ou tout nouveau gestionnaire qui serait mandaté par le Bailleur à cet effet.
Groupe Interparfums :	Désigne toute société contrôlée directement ou indirectement par le Preneur au sens de l’article L.233-3 du Code de commerce ainsi que toute société qui contrôlerait directement ou indirectement le Preneur au sens dudit article L.233-3 du Code de commerce, ou toute société qui serait sous le même contrôle, direct ou indirect, que le Preneur, au sens de cet article.
Jour(s) Ouvré(s) :	Désigne tout jour de la semaine autre qu’un samedi, dimanche ou jour férié. Il est précisé que si l’une quelconque des obligations des Parties doit être exécutée un jour qui n’est pas un Jour Ouvré, elle devra alors être exécutée le Jour Ouvré suivant, et que si l’un quelconque des avis devant être donné aux termes des présentes doit être donné un jour qui n’est pas un Jour Ouvré, cet avis devra alors être donné au plus tard le Jour Ouvré suivant.
Locaux Loués :	Désigne à la Date d’Effet du Bail les Locaux Loués Initiaux auxquels s’ajouteront à compter de leur achèvement les surfaces constituées par la Cellule 6 qui formeront ensemble les Locaux Loués.
Locaux Loués Initiaux :	Désigne les locaux loués en application du Bail Initial dont la désignation est précisée à l’Article CP. 3.1
Loyer :	A la signification qui lui est donnée à l’Article CP. 11.
Notice Descriptive Technique :	Désigne la notice descriptive de la Cellule 6 dont copie figure en Annexe 8.
Partie/Parties :	Désigne le Bailleur et/ou le Preneur.
Permis de Construire :	Désigne le permis de construire délivré par Monsieur le Maire de CRIQUEBEUF-SUR-SEINE le 10 octobre 2017, enregistré sous le numéro PC 27188 17 A0013 dont copie figure en Annexe 7.
Plans :	Désigne les plans de la Cellule 6 dont copie figure en Annexe 7.
Porter à connaissance :	A la signification qui lui est donnée à l’Article G (c) de l’Exposé.
Preneur :	Désigne la société dénommée « INTERPARFUMS », société anonyme au capital de 41 786 570 €, dont le siège social est à PARIS (75008) – 4, rond-point des Champs Elysées et immatriculée au Registre du Commerce et des Sociétés de PARIS sous le numéro 350 219 382.
Promoteur :	Désigne la société dénommée « G E M F I », société par actions simplifiée au capital de 150.000 €, dont le siège social est à MONTROUGE (92120) – 28 bis, rue Barbes et immatriculée au Registre du Commerce et des Sociétés de NANTERRE sous le numéro 339 753 725.
Terrain :	Désigne le terrain d’assiette des Locaux Loués et identifié par un plan figurant en Annexe 14.
Travaux Modificatifs :	A la signification qui lui est donnée à l’Article DP 9.

CECI ETANT EXPOSE, IL A ETE CONVENU CE QUI SUIT :

PARTIE 1 - RÉSILIATION DU BAIL INITIAL A LA DATE D’EFFET DU BAIL

Le Bail Initial arrive à son terme le 31 mai 2020 à minuit. Les Parties reconnaissent expressément que le Bail objet des présentes entre en vigueur immédiatement après.

Le Bail prenant effet à la date de fin du Bail Initial pour les Locaux Loués Initiaux (cf. Partie 2 des présentes), la résiliation du Bail Initial ne donnera pas lieu, d’un commun accord entre les Parties, à la restitution des Locaux Loués Initiaux au Bailleur.

Le Preneur ne pourra exiger du Bailleur, à la Date d’Effet du Bail, aucune modification ou remise en état, ni aucun changement de quelque nature que ce soit des Locaux Loués Initiaux et ne disposera d’aucun recours ou garantie du Bailleur, du fait de l’état des Locaux Loués Initiaux à la Date d’Effet du Bail.

De convention expresse entre les Parties, le sort des aménagements, installations, améliorations et embellissements effectués par le Preneur dans les Locaux Loués Initiaux, effectués au cours du Bail Initial ainsi que l’état de restitution desdits locaux seront réglés en fin de jouissance du Preneur, et ce conformément aux stipulations du Bail.

En conséquence de ce qui précède, les aménagements, installations, améliorations et embellissements effectués par le Preneur dans les Locaux Loués Initiaux, préalablement à la Date d’Effet du Bail, resteront la propriété du Preneur jusqu’à la fin de jouissance du Preneur au titre du Bail.

PARTIE 2 – CONTRAT DE BAIL

Déclarations préalables

Le Bailleur et le Preneur conviennent expressément de soumettre le Bail aux dispositions des articles L.145-1 à L.145-60 du Code de Commerce, R.145-1 à R.145-11, R.145-20 à R145-33, D.145-12 à D.145-19 du Code de Commerce ainsi qu’aux dispositions non abrogées du décret n° 53-960 du 30 septembre 1953 modifié et des textes subséquents, que le Preneur s’engage à respecter.

L’ensemble des clauses et conditions prévues au Bail demeureront applicables à l’égard tant du Preneur que de tout cessionnaire ou occupant des Locaux Loués se trouvant régulièrement aux droits de celui-ci, au cours du Bail comme de ses éventuels avenants et renouvellements.

Le Bail et ses Annexes constituent et expriment la totalité de l’accord entre les Parties. Ils annulent et remplacent tout accord, promesse ou engagement préliminaire qui aurait pu être antérieurement signés par les Parties ou conclus entre elles au sujet de la prise à bail des Locaux Loués.

En outre, le Preneur renonce à se prévaloir de tout document, plaquette commerciale, site web ou autres relatifs aux Locaux Loués, que le Bailleur ou toute autre personne lui aurait remis, ou dont il aurait pu avoir connaissance, reconnaissant que les Locaux Loués et leur environnement sont définis uniquement par le Bail et ses annexes.

La notion de bail recouvre, aux termes des présentes, le présent bail, ses éventuels renouvellements et/ou ses éventuelles prorogations, de sorte que, sauf stipulations contraires, toutes les obligations contractées au titre des présentes le sont pour toute la durée du présent Bail, de ses éventuels renouvellements et/ou de ses éventuelles prorogations.

Les Parties déclarent que le présent contrat est un contrat de gré à gré tel que défini par l’article 1110 du Code civil, introduit par l’ordonnance 2016-131 du 10 février 2016 portant réforme du droit des contrats. Elles reconnaissent que nonobstant sa présentation en conditions générales, conditions particulières et dispositions spécifiques, le présent contrat a été librement négocié entre elles, tant s’agissant de ses conditions générales, de ses conditions particulières et de ses dispositions spécifiques et qu’il n’est donc pas un contrat d’adhésion, en tout ou partie. Les Parties reconnaissent également qu’elles ont eu un égal pouvoir de négociation.

Par ailleurs, les Parties déclarent accepter pleinement les stipulations des présentes, notamment celles régissant les loyers et les charges dues par le Preneur, et acceptent pleinement le risque d’un changement imprévisible ou d’une exécution devenue excessivement onéreuse et conviennent, par conséquence, de renoncer expressément et irrévocablement à invoquer les dispositions de l’article 1195 du code civil poursuivre la révision ou la résolution du Bail.

Les présentes clauses sont déterminantes de la commune intention des Parties.

TITRE 1 – CONDITIONS GENERALES

CG.1.	BAIL - DESIGNATION

CG. 1.1.	Le Bailleur donne à bail au Preneur, qui accepte, les Locaux Loués tels que désignés à l’Article CP. 3.

Les états des lieux établis pour la Date d’Effet du Bail sont détaillés ci-après à l’Article CP. 8.

Il est précisé que toute erreur dans la désignation ou la contenance des Locaux Loués ne pourra justifier aucune diminution ou augmentation de loyer, lequel a été notamment fixé en fonction de l'appréciation globale et de la parfaite connaissance des Locaux Loués par le Preneur.

Le Preneur ne pourra de même exiger du Bailleur, à quelque titre que ce soit, ni à la Date d’Effet du Bail ni en cours de Bail, aucune modification ou remise en état, aucun changement de quelque nature que ce soit des Locaux Loués (en ce compris leurs aménagements, équipements techniques et notamment les câblages existants dans les Locaux Loués, s’il y a lieu), ni aucune diminution du loyer et ne disposera d’aucun recours ou garantie du Bailleur pour quelque cause que ce soit, du fait de l’état des Locaux Loués à la Date d’Effet du Bail.

Le Preneur reconnaît que le Bailleur aura ainsi pleinement exécuté son obligation de délivrance des Locaux Loués conformément à l’article 1719 al.1 du Code civil à la Date d’Effet du Bail.

Les Locaux Loués constituent un tout unique et indivisible dans la commune intention des Parties. En cas de pluralité de locaux (cellules d’entrepôt, bureaux, locaux techniques…) objet du Bail, la location sera considérée comme indivisible pour le tout.

CG.2.	DESTINATION DES LIEUX

CG. 2.1.	Usage autorisé

Le Preneur devra utiliser les Locaux Loués conformément aux articles 1728 et 1729 du Code civil paisiblement et uniquement à l’usage d’entrepôt et de bureaux annexes ainsi que prévu à l’Article CP. 7, pour ses activités, dans le cadre de l’Autorisation d’Exploiter, à l’exclusion de toute autre utilisation et notamment de toute activité industrielle ou artisanale, de toute vente ou exposition de marchandise et de toute réception de clientèle (et notamment de toute réception du public au sens de l’article R123-2 du Code de la construction et de l’habitation dans les Locaux Loués ou de clientèle).

Le Bailleur déclare qu’à sa connaissance, rien dans la situation administrative et juridique des Locaux Loués ne s’oppose à l’exercice d’activités conformes à cette destination.

Les emplacements de stationnement devront être utilisés uniquement pour le stationnement d'au maximum d’un véhicule par emplacement, à l’exclusion de toute activité de réparation, vidange, lavage.

CG. 2.2.	Autorisations

Sans préjudice de ce qui est prévu à l’article CG. 11.14 ci-après, le Preneur fera son affaire personnelle de l'obtention et du maintien en vigueur de toute licence, autorisation, permis ou autre requis par la législation et la réglementation en vigueur ou à venir, et du paiement de toutes sommes, redevances, taxes et autres droits afférents aux activités devant être exercées dans les Locaux Loués, et à leur utilisation. Il devra en justifier à toute réquisition du Bailleur.

CG. 2.3.	Respect de la réglementation applicable

Le Preneur, qui assume pendant toute la durée du Bail la responsabilité de chef d’établissement, devra se conformer scrupuleusement et faire respecter par ses préposés, clients, visiteurs, fournisseurs, prestataires et Exploitant, l’ensemble des lois, règlements, ordonnances en vigueur ou à venir, applicables aux Locaux Loués, et notamment, sans que cette liste soit limitative, en ce qui concerne la voirie, la police, l’hygiène, la salubrité, l’environnement (notamment en matière d’installations classées pour la protection de l’environnement – ICPE – ainsi que détaillé à l’article CG. 11.14 ci-après et la performance environnementale), la réglementation du travail, la réglementation applicable en matière d’accessibilité et la sécurité (et notamment les règles en matière de lutte contre l’incendie et les prescriptions des pompiers et des mandataires de sécurité), le tout de façon à ce que le Bailleur ne soit jamais inquiété ni recherché à ce sujet et soit garanti de toutes les conséquences qui pourraient en résulter.

Le Preneur prend l'engagement d'exécuter ou de déférer, à ses frais exclusifs, en ce qui concerne les réglementations visées ci-dessus, à toute prescription, réclamation ou injonction qui pourrait légalement émaner, au cours du Bail et de ses renouvellements, des autorités administratives compétentes, concernant les Locaux Loués ou les modalités de son occupation, étant précisé que si des travaux visés à l’article CG. 8.1.2 doivent être réalisés à cet effet, le Preneur se rapprochera du Bailleur afin que ce dernier réalise les travaux qui lui incomberaient au titre du Bail.

CG.3.	DUREE

CG. 3.1.	Le Bail est consenti et accepté pour la durée visée à l’Article CP. 5 qui commencera à courir à la Date d’Effet du Bail.

CG. 3.2.	La durée de l'engagement ferme de location du Preneur constitue une condition essentielle et déterminante des présentes sans laquelle le Bailleur n'aurait pas contracté. En conséquence, dans l’hypothèse où le Preneur cesserait de son fait d’occuper les Locaux Loués avant l’expiration de cette période ferme, le Bailleur serait en droit de poursuivre l’exécution forcée du Bail jusqu’à son terme, en toutes ses clauses, charges et obligations.

CG. 3.3.	Le Bailleur aura la faculté de résilier le Bail à l’expiration d’une période triennale, s'il entend invoquer les dispositions des articles L. 145-18, L. 145-21, L. 145-23-1 et L. 145-24 du même code, afin de construire, de reconstruire les Locaux Loués, de les surélever, de construire un local d'habitation sur un terrain loué nu ou dans les conditions et les secteurs ou périmètres prévus aux articles L. 313-1 et suivants et L. 313-4 et suivants du Code de l’urbanisme et en cas de démolition des Locaux Loués dans le cadre d’un projet de renouvellement urbain.

En cas de renouvellement du Bail, ledit renouvellement interviendra pour une durée de neuf (9) années, le Preneur disposant de la faculté de résiliation à l'expiration de chaque période triennale, sous réserve d'un congé adressé au Bailleur au plus tard six (6) mois avant l’expiration de la période en cours. Les Parties conviennent expressément que tout congé ou demande de renouvellement devra être donné(e) par acte extrajudiciaire.

CG.4.	LOYER

Le Bail est consenti et accepté moyennant le loyer annuel hors taxes et hors charges précisé à l’Article CP. 11, le Preneur étant tenu de supporter tous droits, taxes ou impôts de quelque nature que ce soit (y inclus toute variation du taux de la T.V.A), qui pourraient être exigibles sur lesdits loyers, charges et autres paiements prévus par le Bail.

CG.5.	INDEXATION DU LOYER

CG. 5.1.	Le loyer sera indexé, de plein droit et sans aucune formalité ni demande, à compter de la Date d’Effet du Bail, tous les ans à la date anniversaire de la Date d'Effet du Bail en fonction de la variation de l'Indice des Loyers des Activités Tertiaires (ILAT) publié par l'INSEE. Cet indice est reconnu par les Parties comme ayant une relation directe avec l'objet de la présente convention.

Pour la première indexation qui devra intervenir à la première date anniversaire de la Date d’Effet, le taux de variation indiciaire annuel sera calculé en fonction de la variation entre l’indice de base, qui sera le dernier indice publié à la Date d’Effet du Bail et l’indice de révision, qui sera l’indice du même trimestre calendaire de l’année suivante. Pour les indexations suivantes, l’indice de base sera l’indice de révision ayant servi pour la précédente indexation et l’indice de révision sera celui du même trimestre calendaire de l’année suivante et ainsi de suite pour les années successives.

Le fait de ne pas avoir immédiatement ajusté le loyer n'entraînera aucune déchéance dans le droit des Parties de réclamer l'application ultérieure de la présente clause avec effet rétroactif.

CG. 5.2.	En cas de retard ou d’absence de publication de l’indice applicable à une date d’indexation donnée, un loyer provisionnel sera appelé. Celui-ci sera calculé sur la base du dernier indice publié au moment de l’appel de loyer. Ce loyer provisionnel donnera lieu à régularisation (complément ou restitution) une fois l’indice définitif publié.

Lors de la publication de l’indice définitif, le Bailleur informera le Preneur de toute modification éventuelle du loyer résultant du jeu de l’indice et les Parties s’engagent à régulariser aussitôt les comptes résultant de l’application de la clause d’indexation, c’est-à-dire le montant du nouveau loyer ainsi que l’augmentation consécutive du dépôt de garantie.

CG. 5.3.	En cas d’absence de publication ou de disparition de l’indice retenu par les Parties ou dans le cas où l’indice choisi ne pourrait recevoir application pour quelque cause que ce soit, les Parties conviennent expressément :

-	de lui substituer soit le nouvel indice légal qui serait publié en remplacement et qui serait obligatoirement applicable, aux termes des lois et règlements, au Bail, soit, à défaut, un indice similaire choisi d’accord entre elles ;

-	faute d’indice de remplacement ou d’accord des Parties, de lui substituer l’indice du coût de la construction ; et

-	en cas d’absence de publication ou de disparition de l’indice du coût de la construction, de faire désigner par ordonnance de Monsieur le Président du Tribunal de Grande Instance du lieu de situation des Locaux Loués et statuant par ordonnance de référé, à la requête de la partie la plus diligente, un expert qui aura les pouvoirs de mandataire commun des parties; ce mandataire commun dont la décision sera définitive et sans recours, aura pour mission de choisir, ou au besoin de reconstituer, un indice reflétant le plus exactement possible les loyers des activités tertiaires à l’échelon national. L’indice choisi par l’expert ayant les pouvoirs de mandataire commun s’appliquera rétroactivement à partir de la date de la première indexation contractuellement applicable après la disparition de l’indice retenu initialement par les Parties. Les honoraires et les frais de procédure, ainsi que ceux de l’expert seront supportés par moitié par le Bailleur et le Preneur.

Il est d'ores et déjà convenu entre les Parties que le nouvel indice se substituant à l’indice initialement retenu par les Parties ne pourra pas conduire à une remise en cause du niveau de loyer antérieur et résultant de l’indexation, sur la base de l’indice initialement retenu, jusqu’à l’application effective du nouvel indice, sauf le cas où la substitution d’indice résulterait d’une inapplicabilité de l’indice choisi initialement par les Parties dans le cadre du Bail, compte tenu de l’ordre public monétaire, auquel cas le nouvel indice applicable en application de la présente clause sera purement et simplement substitué à l’indice initialement choisi pour la période où l’indexation sur la base de l’indice initialement choisi serait remise en cause.

CG. 5.4.	Dans l'attente de la décision de l'expert, le Preneur ne pourra pas différer le paiement et devra verser, à titre provisionnel, dès la présentation de la quittance, une somme égale à celle acquittée précédemment, le réajustement intervenant rétroactivement à la date d'effet de l’indexation.

CG. 5.5.	Le fait pour le Bailleur de ne pas appliquer la présente clause d’indexation, nonobstant la variation de l’indice de référence ne pourra en aucun cas être considéré comme une renonciation implicite au jeu de celle-ci.

CG. 5.6.	Dans la commune intention des Parties, les stipulations du présent Article CG.5. sont divisibles, de sorte qu'en cas d'inapplicabilité de l'une d'entre elles quelle qu'en soit la cause, les autres demeureraient en vigueur et applicables entre les Parties.

CG. 5.7.	Nonobstant la clause d’indexation ci-dessus, les Parties restent fondées à voir réviser le loyer en application des dispositions d’ordre public des articles L.145-37, L.145-38 et L.145-39 du Code de commerce.

CG.6.	LOYER DE RENOUVELLEMENT

CG. 6.1.	Fixation du loyer de renouvellement à la Valeur Locative de Marché

En cas de renouvellement du Bail, les Parties conviennent expressément que le loyer du bail renouvelé sera fixé à la valeur locative de marché, telle que définie ci-après (la « Valeur Locative de Marché »), conformément à l’ensemble des dispositions de l’article L.145-34 du code de commerce.

La Valeur Locative de Marché visée ci-dessus sera calculée exclusivement par comparaison avec les loyers du marché, c’est-à-dire :

-	des prix librement conclus entre bailleurs et preneurs lors de la prise à bail de nouveaux locaux, en dehors de toute notion de renouvellement amiable ou judiciaire, au cours des trois (3) ans précédant la date de prise d’effet du renouvellement du Bail,

-	pour des biens immobiliers comparables aux Locaux Loués, c'est-à-dire des immeubles de même nature, situés dans un périmètre proche, permettant l’exploitation d’une activité sous les mêmes rubriques ICPE que celles de l’Autorisation d’Exploiter, présentant les mêmes caractéristiques que celles des Locaux Loués, le même standard de qualité, de construction, d’équipement technologique, de fonctionnalité, d’utilisation des espaces, de modernité et les mêmes services collectifs, même desserte de transports en commun et dans le même secteur d’activité, sauf à corriger si ces éléments venaient à manquer par d'autres critères de référence à la condition toutefois qu'ils soient comparables.

Les travaux réalisés par le Preneur, de quelque nature qu’ils soient, et même s’il s’agit de travaux d’adaptation des locaux loués à leur destination contractuelle ou de mise en conformité avec la réglementation, seront également pris en considération pour la détermination de la valeur locative, dès le premier renouvellement du bail au cours duquel ils auront été réalisés (en ce compris pour les travaux réalisés avant la conclusion du Bail qui n’auront pas fait accession au Bailleur lors de la conclusion du Bail ainsi que rappelé en Partie 1 des présentes) par dérogation aux dispositions de l’article R.145-8 du Code de commerce.

Les Parties conviennent, toutefois, qu’à l’occasion du premier renouvellement suivant la conclusion du présent Bail, [_____].

Le plafond conventionnel susvisé concernera tous les renouvellements consécutifs à la conclusion du présent Bail.

CG. 6.2.	Détermination de la Valeur Locative de Marché

La Partie la plus diligente fera connaître à l’autre Partie, par lettre recommandée avec accusé de réception, son intention de faire fixer la Valeur Locative de Marché (la « Notification ») en indiquant les coordonnées de l’expert qu’elle aura choisi (l’« Expert 1 ») parmi les sociétés d’expertises immobilières ou personnalités ci-après (la « Liste d’Experts ») : les experts figurant sur la liste des membres de l’AFREXIM (Association Française des Sociétés d'Expertises Immobilières), le Président et/ou un ancien Président de la Compagnie des Experts en estimation de fonds de commerce, indemnités d’éviction et valeurs locatives près la Cour d’appel du lieu de situation des Locaux Loués ou tout expert spécialisé en estimations immobilières et de valeur locative figurant sur la liste de la Cour de cassation.

La Partie notifiée fera connaître dans le délai de quinze (15) jours ouvrables suivant la réception de la Notification, par lettre recommandée avec accusé de réception, les coordonnées de l’expert (autre que l’Expert 1) qu’elle aura choisi dans la Liste d’Experts (l’« Expert 2 »). A défaut de réponse dans le délai susvisé, l’Expert 2 sera désigné par le Président du Tribunal de Grande Instance du lieu de situation des Locaux Loués, statuant en référé à la demande de la Partie notifiante, par une décision insusceptible de tout recours.

L’Expert 1 et l’Expert 2 devront, dans les meilleurs délais suivant la Notification :

-	estimer la Valeur Locative de Marché, conformément à la définition donnée ci-dessus ;

-	se notifier leur estimation, ainsi qu’aux Parties.

Dans l’hypothèse où il y aurait une différence de moins de 10% entre les estimations de l’Expert 1 et de l’Expert 2, les Parties conviennent expressément, sans recours possible, de retenir l’estimation la plus élevée comme Valeur Locative de Marché.

Dans l’hypothèse où la différence entre les estimations de l’Expert 1 et de l’Expert 2 serait égale ou supérieure à 10%, les Experts 1 et 2 choisiront d’un commun accord, dans un délai raisonnable, un troisième expert dans la Liste d’Experts autre que ceux déjà choisis (l’« Expert 3 »).

A défaut de désignation de l’Expert 3 dans le délai ci-dessus, la Partie la plus diligente pourra demander au Président du Tribunal de Grande Instance du lieu de situation des Locaux Loués, statuant en référé, par une décision insusceptible de tout recours, de désigner l’Expert 3.

L’Expert 3 devra accepter ou refuser sa mission dans un délai de huit (8) jours ouvrables de la notification de sa désignation. En cas de refus, il pourra être remplacé par un autre expert choisi dans la Liste susvisée par simple ordonnance de référé rendue par le Président du Tribunal de Grande Instance du lieu de situation des Locaux Loués, statuant en référé, par une décision insusceptible de tout recours.

L’Expert 3 devra :

-	donner son avis sur la Valeur Locative de Marché, conformément à la définition précitée en prenant en compte les estimations données par l’Expert 1 et l’Expert 2,

-	rendre sa décision dans les meilleurs délais suivant la notification de sa désignation.

Les Parties conviennent expressément, sans recours possible, de retenir comme Valeur Locative de Marché la moyenne entre l’estimation donnée par l’Expert 3 et l’estimation la plus élevée proposée par l’Expert 1 et l’Expert 2.

Les Parties devront fournir à chaque expert les informations nécessaires à la bonne exécution de leur mission.

Chaque Partie conservera à sa charge les frais et honoraires de son expert (y compris s’il a été désigné judiciairement), ceux de l’Expert 3 étant supportés pour moitié par chacune des Parties.

Le présent Article n’affecte pas la faculté pour le Bailleur de refuser le renouvellement du Bail, ni celle du Preneur de mettre un terme au Bail.

CG.7.	DEPOT DE GARANTIE

Pour sûreté et garantie de l’exécution des obligations de toute nature résultant du présent Bail à la charge du Preneur, et notamment pour sûreté et garantie du paiement à bonne date des loyers, charges et impôts remboursables, indemnités d’occupation, charges, travaux, pénalités, indemnités, sans que cette liste ne soit limitative, le Preneur versera au Bailleur, à la Date d’Effet, [_____].

La somme remise à titre de dépôt de garantie sera augmentée ou diminuée en même temps et dans les mêmes proportions que le loyer, chaque fois que celui-ci subira une indexation ou une modification, la différence étant versée avec le premier terme modifié, [_____].

Le Bailleur aura la faculté à tout moment d’utiliser, sans autre formalité tout ou partie du dépôt de garantie pour le règlement par compensation des sommes dues au titre du présent Bail et de ses renouvellements éventuels. Dans cette hypothèse, le Preneur devra reconstituer ledit dépôt de garantie, dans son intégralité, à première demande du Bailleur, sous la sanction de l’application de la clause résolutoire, si bon semble au Bailleur.

Cette somme sera conservée par le Bailleur pendant toute la durée du Bail et de ses renouvellements et sera remboursée au Preneur en fin de jouissance, après déménagement, remise des clés, et exécution de tous travaux éventuels de remise en état des Locaux Loués, déduction faite de toutes sommes dues au Bailleur à quelque titre que ce soit.

Cette somme restera au Bailleur à titre de premiers dommages et intérêts et sans préjudice de tous autres dans le cas de résiliation du présent Bail par suite de l’inexécution par le Preneur de l’une quelconque de ses obligations.

Ce dépôt de garantie ne sera pas productif d’intérêts au profit du Preneur.

En aucun cas, le Preneur ne sera en droit de compenser le dernier terme de loyer et charges avec le dépôt de garantie.

Si les Locaux Loués devaient être vendus, le montant du dépôt de garantie en possession du Bailleur sera transféré au nouveau bailleur sur simple notification au Preneur. Le Preneur le reconnaît expressément, de telle sorte qu’il ne pourra formuler quelque demande de remboursement de dépôt de garantie que ce soit à l’encontre du Bailleur, sa créance éventuelle de restitution au titre du dépôt de garantie étant alors détenue contre le nouveau bailleur.

CG.8.	ACCESSOIRES DU LOYER

CG. 8.1.	Charges

CG. 8.1.1.	A titre de condition essentielle du Bail sans laquelle le Bailleur ne se serait pas engagé, il est expressément convenu que le loyer est considéré comme net de toutes charges, impôts et taxes pour le Bailleur, au titre des Locaux Loués hors (i) les dépenses visées par l’article R145-35 du Code de commerce comme devant impérativement demeurer à la charge du Bailleur et (ii) les travaux de mise en conformité qui ne seraient pas liés à l’Activité Spécifique du Preneur définie ci-après.

CG. 8.1.2.	Le Bailleur conservera à sa charge :

-	les dépenses relatives aux grosses réparations mentionnées à l’article 606 du Code civil ainsi que les honoraires liés à la réalisation de ces travaux ;

-	les dépenses relatives aux travaux ayant pour objet de remédier à la vétusté dès lors que ces travaux relèveront des grosses réparations visées à l’article 606 du Code civil ;

-	les dépenses relatives aux travaux ayant pour objet de mettre les Locaux Loués en conformité avec la réglementation dès lors que ces travaux ne seraient pas liés à l’Activité Spécifique ou relèveraient des grosses réparations mentionnées à l’article 606 du Code civil.

-	Les honoraires de gestion des loyers des Locaux Loués.

-	à moins que

-	les travaux susvisés ne soient la conséquence de désordres résultant d’un fait du Preneur, de ses salariés, prestataires, fournisseurs, visiteurs ou clientèle, auquel cas le coût de ces travaux ou remplacements sera à la charge du Preneur, par dérogation à ce qui précède.

-	les travaux de mise en conformité susvisés ne soient liés à des travaux d’aménagement du Preneur, auquel cas le coût de ces travaux ou remplacements sera à la charge du Preneur, quand bien même ils ne seront pas liés à l’Activité Spécifique du Preneur.

CG. 8.1.3.

Le Preneur supportera ainsi intégralement, à compter de la Date d’Effet, toutes les charges toutes taxes comprises, impôts et taxes de toute nature, afférentes aux Locaux Loués (y compris s’agissant de leurs façades, de leurs abords et de leurs équipements), à la seule exception des charges et dépenses susvisées comme demeurant à la charge du Bailleur.

L’Inventaire détaillant les différentes catégories de charges, impôts, taxes et redevances incombant ainsi au Preneur est annexé aux présentes en (Annexe 19).

Selon le cas, les dépenses visées à cette Annexe seront prises en charge par le Preneur directement dans le cadre de son exploitation des Locaux Loués et de son obligation d’entretien telle que rappelée par ailleurs dans le Bail ou indirectement par avance ou remboursement au Bailleur lorsque ce dernier en conservera la gestion, dans le cadre des charges générales des Locaux Loués.

Il est ici précisé que les énumérations figurant à cette Annexe y sont détaillées aux seules fins d’illustrer les catégories de charges incombant au Preneur et ne peuvent être considérée comme une liste exhaustive et intangible des installations équipant l’Immeuble ou des prestations les concernant, ni constituer inversement pour le Bailleur une obligation d’installer lesdits équipements, ni d'assurer lesdites prestations dans l’Immeuble si ceux-ci n’y sont pas prévus

L’inventaire des charges consigné dans cette Annexe est susceptible d’être modifié en fonction d’évolutions de la règlementation ou de demandes émanant du Preneur.

CG.9.	TVA

Le Bailleur ayant opté, en application de l’article 260-2b° du Code général des impôts, au paiement de la TVA, le loyer et les accessoires du loyer seront majorés de la TVA au taux en vigueur lors de la facturation.

Dans l’éventualité où le Preneur serait non assujetti à la TVA, il donne son accord exprès à cette option et accepte en conséquence la facturation de la TVA en sus du loyer et de ses accessoires.

Si une évolution de la réglementation consistant en une cessation d’opter pour l’application au Bail de la TVA venait à s’imposer au Bailleur, d’un commun accord, les parties conviennent que le loyer donnera lieu au paiement du droit de bail ou de tout autre droit ou taxe de remplacement ou de substitution, qui sera supporté par le Preneur, de même que la taxe additionnelle au droit de bail que le Preneur s’engage à rembourser au Bailleur, si les lieux loués s’y trouvent assujettis.

Le Preneur communiquera au Bailleur :

-	son numéro de TVA intracommunautaire,

-	son centre des impôts de rattachement.

CG.10.	MODALITES DE PAIEMENT DU LOYER ET DE SES ACCESSOIRES

Le Preneur s’oblige à payer au Bailleur le loyer et de ses accessoires en quatre termes de paiement égaux et d’avance les premier janvier, premier avril, premier juillet et premier octobre de chaque année et pour la première fois à la Date de Prise d’Effet du Bail, au prorata temporis du trimestre civil en cours.

Les paiements seront réalisés entre les mains du Bailleur ou du mandataire désigné par lui, par virement bancaire sur le compte désigné par le Bailleur.

Les quittances de loyers seront adressées au Preneur à l’adresse de son siège social au moins trente (30) jours calendaires avant chaque échéance.

En cas de non-paiement à échéance du loyer dû par le Preneur ou de toute autre somme due en vertu du Bail et qui n’aurait pas été réglée dans les délais requis, les sommes dues produiront de plein droit et après l’envoi au Preneur d’une mise en demeure par lettre recommandée avec accusé de réception demeurée infructueuse pendant un délai de cinq (5) jours ouvrés suivant sa réception des intérêts au taux légal en France en vigueur lors de la date d’exigibilité de la (ou des) somme(s) due(s), majoré de 300 points de base sans que le taux ne soit négatif (ci-après les « Intérêts de Retard »), l’ensemble de ces sommes étant facturé avec la T.V.A., sans que cette majoration puisse valoir délai de règlement, à compter de la date d’échéance jusqu’au jour de leur paiement.

Dans le cas où le défaut de paiement excéderait vingt (20) jours calendaires à compter de la date d’échéance prévue, une mise en demeure sera adressée par le Bailleur au Preneur par lettre recommandée avec accusé de réception actant que toutes sommes alors exigibles seront majorées forfaitairement de plein droit d’une pénalité de 10%, majorée de la TVA, en sus des Intérêts de Retard et ce sans préjudice de l’application de la clause résolutoire prévue à l’Article CG.13 ci-dessous. Tout mois commencé sera considéré comme entier.

Le paiement tardif de trois avis d’échéance, consécutifs ou non, constituera un motif grave et légitime de refus de renouvellement de Bail.

CG.11.	CHARGES ET CONDITIONS GENERALES

Le Bail est fait, en outre, aux conditions limitatives suivantes :

CG. 11.1.	Garnissement

Une fois ses éventuels travaux d’aménagement terminés, le Preneur devra tenir les Locaux Loués constamment garnis pendant toute la durée du Bail, de meubles, matériels et/ou marchandises en quantité et valeur suffisantes pour répondre du paiement des loyers et de l’exécution du présent Bail.

CG. 11.2.	Travaux du Preneur

CG. 11.2.1.	Le Preneur prend en toute connaissance de cause les Locaux Loués dans l’état où ils se trouveront lors de la Date d’Effet du Bail dans la mesure où il les occupe depuis leur origine. Un procès-verbal de prise de possession sera établi entre les Parties au jour de la mise à disposition de la Cellule 6 qui vaudra état des lieux d’entrée conformément à l’Article CP. 8 pour la Cellule 6.

CG. 11.2.2.	Le Preneur ne pourra faire, dans les Locaux Loués aucun travaux de construction ou touchant à la structure de la dalle, la solidité et/ou au gros Œuvre et/ou à la sécurité et/ou aux équipements et/ou au fonctionnement des Locaux Loués et/ou de l’Immeuble, aucun travaux qui puisse changer la destination des Locaux Loués ni aucun changement de distribution qui affecterait les parois ou portes coupe-feu ou les installations techniques sans le consentement exprès et écrit du Bailleur, sauf s’il s’agit de travaux de mise en conformité qui seraient imposés par la réglementation ou une injonction de l’Administration.

Le Preneur adressera au Bailleur, préalablement à tout début de réalisation de tous travaux soumis à autorisation préalable du Bailleur, par lettre recommandée avec accusé de réception ou contre récépissé, une demande d’autorisation accompagnée d’un dossier comprenant :

■	un descriptif détaillé des travaux et équipements prévus (pièces écrites et graphiques) préparé par un maître d’Œuvre,

■	un calendrier prévisionnel de réalisation des travaux préparé par un maître d’Œuvre,

■	le dossier de demande d'autorisation éventuellement nécessaire (déclaration de travaux, demande de permis de construire et/ou de démolir, etc.),

■	la liste des entreprises qui interviendront pour la réalisation des travaux concernés,

■	la justification de la souscription des assurances construction en tant que maître d’ouvrage des travaux (assurance dommage, ouvrage avec une extension de couverture incluant la garantie de bon fonctionnement des biens d’équipement, les dommages immatériels et les dommages aux existants, pour des montants appropriés ; assurance tous risques chantier portant sur l’intégralité des travaux et comportant une extension de couverture incluant les dommages aux structures préexistantes ainsi que la responsabilité civile du Bailleur et du Preneur pour les dommages causés aux tiers du fait de l’exécution des travaux pour des montants appropriés, etc.) et des assurances de responsabilité inhérentes aux travaux à réaliser couvrant le Preneur et les intervenants sur le chantier (notamment responsabilité civile et décennale) avec indication, pour toutes les assurances, des plafonds de garantie,

■	un rapport écrit émanant d’un bureau de contrôle notoirement connu qui confirmera que les travaux ne portent pas atteinte à la solidité des Locaux Loués et/ou de l’immeuble et de ses structures et que, par voie de conséquence, ils peuvent être réalisés sans inconvénient ni danger. Le bureau de contrôle du Preneur aura au minimum les études et le suivi des prestations suivantes : solidité des ouvrages existants et créés, sécurité des personnes, conformité de toutes les installations électriques, de climatisation ou autres. Le rapport précisera également les conséquences des travaux envisagés sur les garanties biennale et décennale en vigueur, le cas échéant, au titre notamment de précédents travaux réalisés par le Preneur tant dans le cadre du Bail, le Preneur n’ayant aucun recours contre le Bailleur si ces garanties sont affectées par les travaux envisagés.

Le Bailleur s’oblige à notifier sa réponse et, le cas échéant, celle de l’architecte des Locaux Loués, techniquement motivé(e)s, au Preneur, dans un délai d’un (1) mois maximum à compter de la notification visée ci-dessus. A défaut de réponse dans ce délai, le Bailleur sera réputé avoir refusé le projet de travaux du Preneur.

Dans le cas où l’autorisation serait accordée, le Bailleur pourra exiger que les travaux soient exécutés sous le contrôle d’un architecte et/ou d’un bureau de contrôle choisi d’un commun accord entre les parties et/ou de tout autre homme de l’art.

Les honoraires de l’architecte et/ou du bureau de contrôle et/ou de l’homme de l’art mandaté seront à la charge du Preneur.

L’autorisation du Bailleur, dans le cas où elle est accordée, ne sera en rien susceptible d’engager la responsabilité du Bailleur au titre des travaux réalisés par le Preneur dans les Locaux Loués.

CG. 11.2.3.	Avant de commencer ses travaux (et après autorisation préalable du Bailleur s’il y a lieu), le Preneur devra faire son affaire personnelle, à ses frais, du dépôt à son nom et de l’obtention de toutes les autorisations administratives éventuellement requises pour la réalisation des travaux (et des formalités usuelles permettant de s’assurer avant le démarrage des travaux qu’elle sont purgées de tout recours), de tous les certificats, études et autorisations de toute sorte qui seraient nécessaires à la réalisation des travaux (administrations, architectes, voisinage, etc.) ainsi que du paiement de toutes taxes et participations liées à ces autorisations.

Le Bailleur ne pourra encourir aucune responsabilité en cas de refus ou de retard dans l’obtention de ces autorisations ainsi que dans le règlement des taxes et participations susvisées.

CG. 11.2.4.	En cas de travaux soumis à autorisation préalable, et après réalisation des travaux, le Preneur adressera à l’architecte des Locaux Loués tout document permettant de vérifier la conformité des travaux exécutés par rapport au projet initialement notifié au Bailleur.

Dans tous les cas, et même pour les travaux qui ne nécessitent pas l'autorisation préalable du Bailleur, le Preneur tiendra le Bailleur informé de la réalisation de ses travaux et lui transmettra, dans les meilleurs délais après achèvement desdits travaux, les plans à jour des Locaux Loués.

CG. 11.2.5.	Sous réserve du respect des modalités prévues au présent Article CG. 11.2, le Preneur sera autorisé à accomplir toutes démarches administratives (y compris toutes demandes de permis de construire et/ou de démolir) et toute action en référé préventif à compter de la date à laquelle il aura obtenu l'accord du Bailleur pour la réalisation de ses travaux dans les Locaux Loués. Le Bailleur devra alors signer tout document nécessaire à cet effet.

CG. 11.2.6.	Le Preneur devra faire exécuter ses travaux par des entreprises dûment qualifiées, assurées et expérimentées.

CG. 11.2.7.	Le Preneur ne devra en aucun cas, pour lesdits travaux, utiliser des matières polluantes ou toxiques ou susceptibles de causer un trouble à l’environnement.

CG. 11.2.8.	Il est interdit au Preneur d’effectuer une quelconque installation pouvant gêner l’accès aux ventilo-convecteurs, installations d’air conditionné, trappes de visite, siphons de vidange, robinets d’arrêts et compteurs, tuyauteries, ou autre installation quelconque qui pourrait exister dans les Locaux Loués.

CG. 11.2.9.	En cas de travaux dont la nature et l’importance le rendent obligatoire, le Preneur s’engage à souscrire avant le démarrage des travaux les polices d’assurance suivantes :

a)	une assurance « Dommages-Ouvrage », garantissant le préfinancement des réparations de dommages de la nature de ceux engageant les responsabilités des constructeurs au titre des articles 1792 et suivants du Code civil, et ce conformément à l’article L.242-1 du Code des assurances ;

b)	une assurance « Constructeur Non Réalisateur » selon l’obligation qui lui en est faite au titre de l’article L.242-2 du Code des assurances ;

c)	une assurance « Responsabilité Civile » garantissant les conséquences de la responsabilité civile lui incombant en sa qualité de maître de l’ouvrage en raison de dommages causés aux tiers du fait de tels travaux ;

d)	une assurance « Tous Risques Chantier » garantissant les dommages matériels aux travaux en cours de réalisation. Celle-ci devra être souscrite pour le compte commun de tous les intervenants et comporter une clause de renonciation à recours contre ceux-ci. De même, elle comportera obligatoirement une extension « dommages aux existants » pour garantir sans recherche de responsabilité, les dommages occasionnés aux Locaux Loués lors de la réalisation des travaux.

e)	Au titre de ces polices, le Preneur est seul responsable du paiement des primes afférentes et supportera seul la charge des franchises éventuelles ainsi que des éventuelles conséquences de clauses de non garanties ou d’exclusion.

Dans la mesure où les travaux du Preneur auraient pour effet le paiement de surprimes d’assurance par le Bailleur, celles-ci seront refacturées au Preneur.

CG. 11.2.10.	Le Preneur devra se conformer, pour la réalisation de ses travaux, aux règles de l’art, aux dispositions légales et règlementaires, faire son affaire personnelle de toute déclaration et/ou de l’obtention de toute autorisation administrative nécessaire pour la réalisation de ses travaux et payer toutes taxes dont ces autorisations seraient le fait générateur (notamment, le cas échéant, la taxe locale d’équipement), de telle manière que le Bailleur ne soit jamais inquiété, ni recherché.

CG. 11.2.11.	Tous les aménagements, installations, améliorations ou embellissements faits par le Preneur ayant la nature d’immeuble par destination deviendront la propriété du Bailleur en fin de jouissance pour quelque motif que ce soit (en ce compris en cas de résiliation judiciaire), sans indemnité au profit du Preneur. Le Bailleur aura également la faculté d’exiger du Preneur la remise en tout ou partie des Locaux Loués dans leur état initial, sans qu’aucune indemnité ne soit due au profit du Preneur.

CG. 11.2.12.	Par dérogation à ce qui précède, le Preneur pourra reprendre la possession des éléments d’équipement informatique et de sécurité (caméras, etc.), à charge pour lui d’effectuer les travaux de remise en état qui s’avèreraient nécessaires de ce fait.

CG. 11.3.	Entretien - Réparations

CG. 11.3.1.	Le Preneur devra, pendant toute la durée du Bail et de ses renouvellements, maintenir l’intégralité des Locaux Loués ainsi que les aménagements, installations, améliorations et embellissements effectués par lui ayant la nature d’immeubles par destination, en bon état d’entretien et de réparations locatives, à l'exception des travaux visés à l’Article CG. 8.1.2 comme demeurant à la charge du Bailleur. Etant ici précisé que la dalle constitue un élément de structure et à ce titre est intégré aux dispositions de l’article CG 8.1.2 tandis qu’il incombera au Preneur d’assurer l’entretien et la réparation de la chape qui assure la finition de la dalle et constitue un support de revêtements.

CG. 11.3.2.	Le Preneur devra notamment faire entretenir, réparer et/ou remplacer, si besoin est, tout ce qui concerne les installations à son usage personnel, ainsi que notamment les équipements, fermetures et serrures des fenêtres, portes et volets, les glaces et vitres. Il devra maintenir particulièrement les sols et revêtements de sol des cellules logistiques en bon état et remédier à tout défaut. Le Preneur prendra à sa charge plus généralement la réparation des dégradations sur les Locaux Loués, qu'elles soient causées par lui-même ou par un tiers, identifié ou non identifié. Tout remplacement se fera obligatoirement à l'identique, sauf accord préalable, exprès et écrit du Bailleur.

CG .11.3.3.	Le Preneur fera son affaire personnelle, à ses frais exclusifs, pendant toute la durée du Bail, des travaux de maintien en conformité des Locaux Loués au regard de toutes les réglementations en vigueur qui seraient liés aux activités exercées par le Preneur dans les Locaux Loués, à la seule exception des travaux visés à l’Article CG. 8.1.2 comme demeurant à la charge du Bailleur.

CG. 11.3.4.	Le Preneur s’engage à se conformer à toute évolution de la règlementation applicable à ses activités et à respecter scrupuleusement et à mettre en Œuvre à ses frais exclusifs toutes les prescriptions de mise en conformité ou autres qui seraient imposées par toute autorité administrative au titre de la règlementation sur les installations classées (DREAL, etc …) directement et exclusivement liées aux activités exercées par le Preneur dans le locaux Loués à compter de la Date d’Effet du Bail et jusqu’à l’expiration du Bail et de ses renouvellements successifs, quelle que soit la forme par laquelle ces prescriptions auront été imposées et à réaliser à ses frais tous les travaux nécessaires à la seule exception des travaux visés à l’Article CG. 8.1.2 comme demeurant à la charge du Bailleur.

CG. 11.3.5.	Le Preneur souscrira les contrats d’entretien nécessaires au respect de ses obligations et les maintiendra en cours pendant toute la durée du Bail. Pour l’hypothèse où le Bailleur souscrirait lui-même un tel contrat d’entretien, il le notifierait au Preneur. Dans cette hypothèse, le Preneur devra rembourser au Bailleur l’ensemble des frais résultant des contrats d’entretien souscrits par lui.

Le Preneur souscrira, auprès d’organismes agréés, des contrats de vérification des équipements, installations électriques, extincteurs, RIA et chauffage et se conformera aux prescriptions de ces organismes. Le Preneur devra faire effectuer tous les contrôles de sécurité périodiques concernant toutes les installations et justifier au Bailleur à première demande, de la souscription de tous les contrats nécessaires ou utiles à la gestion techniques de l’immeuble auprès d’entreprises qualifiées, du respect des conditions de garantie des divers constructeurs ou installateurs et de la réalisation de ces contrôles. En cas de carence constatée, le Bailleur pourra, après mise en demeure adressée au Preneur par lettre recommandée avec accusé de réception restée infructueuse plus de quinze (15) jours calendaires, désigner un organisme de contrôle agréé et faire procéder à ces contrôles aux frais du Preneur.

Le Preneur souscrira en outre un abonnement Prévention et Conseil Incendie AP auprès d’un organisme agréé par l’Assemblée plénière des Sociétés d’Assurances Dommages (APSAD), et s’engage à respecter les mesures préconisées par l’organisme pour le maintien de la conformité aux normes de sécurité incendie des installations livrées par le Bailleur. De même le Preneur s’engage à respecter (i) les règles APSAD régissant les modalités de stockage et de l’exploitation de locaux munis de sprinklers, et (ii) les règles de l’APSAD régissant les installations de robinets incendie armés ou d’extincteurs portatifs.

En outre, dans l’hypothèse où le Preneur souhaiterait des modalités de stockage ou stocker des marchandises particulières autres que celles admises par les règles APSAD en matière de sprinklers, et si de ce fait il est nécessaire de modifier ou étendre l’installation de sprinklers pour en tenir compte, le Preneur s’engage à rembourser au Bailleur l’intégralité des coûts supportés par le Bailleur pour la modification ou l’extension du système.

Le Preneur s'oblige à remettre annuellement au Bailleur la liste des contrats d’entretien souscrits, les comptes-rendus des interventions périodiques des prestataires chargés de cet entretien ainsi que les rapports de la commission de sécurité compétente.

Le Preneur devra en outre faire son affaire, à ses frais, à son départ de la résiliation de l'ensemble des contrats souscrits dans le cadre du présent Article.

CG. 11.3.6.	La société GEMFI, alors bailleur, a remis au Preneur, ce que ce dernier reconnaît, au cours du Bail Initial un exemplaire du D.I.U.O établi à l’achèvement des Locaux Loués Initiaux. Le Bailleur s'engage à remettre au Preneur un exemplaire du D.I.U.O. établi à l'achèvement de la Cellule 6.

Le Preneur devra respecter scrupuleusement l’ensemble de ces prescriptions.

CG. 11.3.7.	Le Preneur s'oblige à entretenir l'ensemble des portes sectionnelles et à prendre en charge tous dommages causés à ces équipements.

CG. 11.3.8.	Le Preneur accepte qu'à défaut d'avoir effectué lui-même tous travaux d'entretien, de réparation et de remplacement mis à sa charge, conformément à ce qui est convenu au présent Article CG. 11.3, le Bailleur entreprenne, trente (30) jours calendaires après l'envoi d'une lettre recommandée avec accusé de réception restée infructueuse, de faire effectuer en ses lieu et place, lesdits travaux, le Preneur s'engageant à en rembourser le coût effectif, en ce compris tous frais et honoraires s'y rapportant, dans les quinze (15) jours calendaires de l'état qui lui sera adressé par le Bailleur, sans préjudice de tous frais de remise en état et de dommages et intérêts causés par l’inobservation des stipulations du présent Article et sans préjudice de la mise en Œuvre de la clause résolutoire stipulée à l’Article CG.13. Il est convenu qu'en cas d'urgence ou de péril, le Bailleur sera dispensé du délai de trente (30) jours calendaires susvisé et donnera un préavis raisonnable compte tenu de l’urgence ou du péril constaté.

CG. 11.3.9.	Le Preneur ne devra en aucun cas rien faire ou laisser faire qui puisse détériorer les Locaux Loués. Il devra prévenir le Bailleur immédiatement de toute atteinte qui serait portée à la propriété ainsi que de toutes dégradations ou détériorations qui viendraient à se produire dans les Locaux Loués, dont il aurait connaissance.

CG. 11.3.10.	Il devra en outre informer le Bailleur de tous travaux à réaliser dans les Locaux Loués demeurant à sa charge dont il aurait connaissance et notamment tous travaux signalés à ce titre dans les rapports établis à la demande du Preneur dans le cadre de son obligation d’entretien et de respect de la réglementation. Dans tous les cas où il s'avérerait indispensable d'entrer dans les Locaux Loués pour cause de sinistre qui semblerait avoir sa source dans les Locaux Loués, le Bailleur ou le Gestionnaire ou mandataire technique des Locaux Loués sont formellement autorisés à pénétrer dans les Locaux Loués, sans formalité autre que d'en aviser le Preneur dans les plus brefs délais.

CG. 11.3.11.	L'ensemble du coût des travaux ou réparations entrant dans le champ d'application des garanties ou assurances susvisées et effectivement indemnisé ne pourra être refacturé au Preneur.

CG. 11.3.12.	Le Preneur prendra toutes précautions utiles pour éviter le gel de tous appareils, conduits et canalisations.

CG. 11.3.13.	Le Preneur sera responsable de toutes réparations afférentes aux Locaux Loués que le Bailleur aurait été amené à effectuer en cas de nécessité, soit par défaut d’exécution des réparations dont le Preneur a la charge en vertu du présent Article CG. 11.3, soit par les dégradations résultant de son fait, du fait de son personnel ou de ses visiteurs.

CG. 11.4.	Travaux du Bailleur

CG. 11.4.1.	Le Preneur devra supporter sans pouvoir prétendre à aucune indemnité, ni diminution de loyer toutes réparations et travaux que le Bailleur serait amené à faire exécuter dans les Locaux Loués et ce quelle que soit la nature et la durée de ces travaux, quand bien même celle-ci dépasserait vingt-et-un jours, et ce par dérogation expresse aux dispositions de l’article 1724 du Code civil. Les travaux concernés appartiennent aux catégories listées ci-dessous :

(i)	les travaux visant à remédier à une situation qui porterait atteinte à la sécurité des biens et des personnes au sein des Locaux Loués

(ii)	les travaux destinés à rétablir une exploitation entravée au sein des Locaux Loués

(iii)	tous travaux de réparation, amélioration, reconstruction, surélévation, modification, agrandissement et autres ne résultant pas d’une demande du Preneur,

Néanmoins, dans une telle hypothèse, le Bailleur s'engage à faire ses meilleurs efforts aux fins de limiter la durée des travaux et leurs inconvénients pour le Preneur et/ou tout occupant de son chef, et à se concerter avec le Preneur pour déterminer les modalités d’exécution (notamment horaires) des travaux. A cet effet, le Bailleur devra :

-	informer préalablement le Preneur du calendrier envisagé au moins un (1) mois avant le commencement du chantier sauf urgence,

-	établir un calendrier de travaux après concertation préalable avec le Preneur et les occupants de son chef,

-	s’assurer que ses travaux gênent le moins possible l’activité du Preneur et/ou de ses occupants (définition de zones spécifiques d’intervention),

Le Preneur devra déposer à ses frais et sans délai tous coffrages, enseignes, agencement et décorations, ainsi que toutes installations qu'il aura faites et dont l'enlèvement sera utile pour la recherche et la réparation des fuites de toute nature, de fissures dans les conduits et gaines, notamment après incendie ou infiltrations, pour tout ravalement, et, en général, pour l'exécution de tous travaux.

Toutefois, pour tous travaux d’urgence qui porteraient atteinte à la sécurité des biens et des personnes au sein des Locaux Loués, le Bailleur s’engage :

-	(i) à mandater un expert dans les 48h à compter de la connaissance qu’il a du sinistre

-	(ii) à diligenter les réparations dans les meilleurs délais

-	A défaut de réaction du Bailleur dans les 48h et après relance restée infructueuse 24h suite à l’envoi des devis de réparation, le Preneur est autorisé à engager directement les réparations et ce sous les réserves cumulatives suivantes, dans la limite d’un montant de 10 000 € HT :

-	Les devis devront être impérativement établis par les entreprises ayant réalisé les travaux initiaux ou les installations existantes et ce afin de pouvoir assurer la poursuite des éventuelles garanties.

-	Avant toute intervention, un constat d’huissier devra être établi, à titre conservatoire, afin de constater l’état des ouvrages en cause avant ladite intervention.

CG. 11.4.2.	En application de l’article L. 145-40-2 du Code de commerce, le Bailleur a communiqué en Annexe 18, et communiquera au Preneur tous les trois (3) ans, un état prévisionnel des travaux qu’il envisage de réaliser, assorti du budget correspondant, tout en rappelant les travaux réalisés depuis les trois (3) derniers exercices ainsi que leur coût.

Il est précisé que les états prévus au présent article sont communiqués au Preneur aux seules fins de son information. En conséquence, le Preneur ne pourra pas s’en prévaloir à d’autres fins et notamment pour exiger du Bailleur la réalisation des travaux mentionnés dans les états.

Le Bailleur restera libre de réaliser ou non lesdits travaux, de différer leur réalisation ou d’y renoncer. Il pourra également les modifier ou les réaliser à des conditions financières autres que celles figurant dans le budget prévisionnel, en en informant le Preneur.

Il devra réaliser les travaux complémentaires nécessités par l’urgence ou le bon fonctionnement de l’Immeuble.

CG. 11.5.	Abonnements divers

Le Preneur est tenu de :

-	Souscrire à son nom et à ses frais tous les abonnements d’approvisionnement énergétiques et de télécommunication, et plus généralement de tous fluides nécessaires à l’exercice de son activité,

-	Régler directement aux services concernés les montants des abonnements, des taxes et des consommations correspondantes, celui du raccordement éventuel et tous les frais de résiliation.

-	Si, par impossible, le Bailleur était amené à régler certaines dépenses pour le compte du Preneur, ce dernier s’engage à les lui rembourser à première demande.

CG. 11.6.	Planchers - Ascenseurs - Murs

A peine de réparations à ses frais et de dommages-intérêts, le Preneur ne devra pas faire supporter aux murs et aux planchers une charge supérieure à leur résistance. En cas de doute, le Preneur devra s’assurer du poids autorisé auprès de l’architecte des Locaux Loués. De même, le Preneur veillera à ne pas surcharger les ascenseurs (y compris monte-charges) s’il en existe et à ne pas dégrader les cabines.

CG. 11.7.	Plaques et enseignes

Le Preneur pourra apposer toutes plaques et enseignes lumineuses ou autres y inclus sans que cela ne soit limitatif, tout auvent et/ou bannière, en saillie ou non, sous réserve de l’obtention de toute autorisation nécessaire, du respect des servitudes applicables aux Locaux Loués, à ses propres risques et périls, garantissant le Bailleur contre tous recours nés de l’installation ou de la présence de ces plaques ou enseignes. Le Preneur devra en outre veiller à ce que les accroches soient compatibles avec les efforts et les contraintes pouvant résulter des conditions climatiques et faire valider le système préconisé par l’Architecte des locaux Loués.

Le Preneur s’oblige à procéder à la dépose de toutes plaques et enseignes en fin de jouissance et à faire procéder aux travaux de remise en état qui s’avéreraient nécessaires, le tout à ses frais exclusifs.

CG. 11.8.	Usage d’appareils et autres

Le Preneur ne devra pas faire usage d’appareils à combustion lente ou produisant des gaz nocifs à l’exception des machines destinées au filmage des palettes et plus généralement de tout appareil dangereux, le Bailleur n’entendant pas être responsable des accidents matériels et corporels susceptibles d’en découler.

Il ne devra pas utiliser des appareils susceptibles d’être entendus hors des Locaux Loués ou de perturber le voisinage.

Le Preneur fera son affaire personnelle, sans recours contre le Bailleur, en cas d’utilisation de radio, télévision ou autres, de la suppression des bruits ou parasites troublant sa propre réception des ondes.

Le Preneur fera son affaire personnelle, à ses risques et périls et frais, de toute réclamation émanant de voisin ou de tiers, notamment pour bruits, éclairs, chaleur, parasites, trépidations.

CG. 11.9.	Stockage

Le Preneur s’interdit de stocker ou entreposer dans les Locaux Loués, aucun gaz, matières combustibles ou toxiques et plus généralement aucun matériaux dangereux autres que les produits faisant l’objet de l’Autorisation d’Exploiter et dans les conditions prescrites par celle-ci et de la règlementation applicable aux installations classées pour la protection de l’environnement ainsi qu’indiqué ci-après à l’Article CG. 11.14.

CG. 11.10.	Visite des lieux - Déménagement

CG. 11.10.1.	Sous réserve d’être prévenu au moins quarante-huit (48) heures à l’avance par écrit, sauf en cas d’urgence, le Preneur devra laisser pénétrer en tout temps, dans les Locaux Loués, le Bailleur, ses mandataires et entrepreneurs, pour visiter et s’assurer de l’état des Locaux Loués : de même pour les réparer, et les entretenir aux frais et risques du Preneur si celui-ci ne remplissait pas ses obligations découlant de l’Article CG. 11.3 ci-dessus et ce, conformément aux dispositions de l’Article CG. 11.3.8 ci-dessus. Le Bailleur, ses mandataires et entrepreneurs devront se conformer strictement aux consignes de sécurité édictées par le Preneur.

CG. 11.10.2.	Sous les réserves visées à l'Article CG. 11.10.1 ci-dessus, dès que le congé aura été donné, et au moins pendant les six (6) derniers mois de jouissance du Bail ou de ses renouvellements, et encore en cas de mise en vente des Locaux Loués (en tout ou partie), le Preneur devra les laisser visiter par le ou les représentants du Bailleur, chaque jour ouvré de dix à dix-sept heures et à toute autre heure avec l’autorisation du Preneur. Le Bailleur aura le droit d’apposer un panneau figurant la mise en location ou en vente de tout ou partie du bâtiment.

CG. 11.10.3.	Le Preneur devra prévenir de son déménagement au moins un (1) mois à l’avance, afin de permettre au Bailleur de faire au percepteur les déclarations légales.

CG .11.11.	Prescriptions diverses

Pour autant que de tels règlements existent, le Preneur s’engage à se conformer aux prescriptions de tous éventuels règlements de copropriété et/ou règlement intérieur des Locaux Loués.

CG. 11.12.	Responsabilité et recours

Le Preneur renonce expressément à tous recours et actions contre le Bailleur, sauf en cas de faute ou carence de celui-ci :

i.	du fait de l’endommagement et/ou de la destruction totale ou partielle de son mobilier, de son matériel et, plus généralement, de tous objets lui appartenant ou dont il serait détenteur à quelque titre que ce soit, et du fait de la privation de jouissance et toutes pertes d’exploitation;

ii.	en cas de vol, de tentative de vol, de tout acte délictueux, ou de toute voie de fait dont le Preneur pourrait être victime dans les Locaux Loués, le Preneur devant faire son affaire personnelle d’assurer comme il le jugera convenable la garde et la surveillance des Locaux Loués et de ses biens, les services éventuellement assurés dans les Locaux Loués ne pouvant y suppléer ;

iii.	pour toute action basée sur l’article 1719-3° du Code Civil, en ce qui concerne les troubles de jouissance qui pourraient être apportés par des tiers par voie de fait ou autrement ; étant convenu que le Bailleur s’engage, à cet égard, à apporter son concours actif au Preneur pour procéder aux démarches auprès des tiers afin de limiter, autant que possible, la gêne du Preneur ;

iv.	en cas d’expropriation pour cause d’utilité publique, tous les droits du Preneur étant réservés contre la partie expropriante.

Cette liste n’est pas limitative.

CG. 11.13.	Hygiène et Sécurité

Le Preneur s’engage à respecter et faire respecter par ses préposés, prestataires, Exploitant, et fournisseurs toutes les règles et consignes relatives à la prévention, l’hygiène et la sécurité concernant les Locaux Loués y compris celles qui pourraient résulter de toute instruction écrite du Gestionnaire des Locaux Loués et/ou du Bailleur et/ou de toute administration.

Pour le cas où le Bailleur ferait intervenir une entreprise extérieure dans les Locaux Loués et sauf urgence, le Bailleur communiquera au Preneur, au moins quarante-huit (48) heures avant toute intervention, les coordonnées de/ des entreprises intervenantes afin que le Preneur puisse déterminer, en concertation avec ces entreprises et le Bailleur, les mesures de prévention et, s’il y a lieu, le plan de prévention.

CG. 11.14.	Installations classées pour la Protection de l'Environnement

Il est rappelé que l’Exploitant est à la date de signature des présentes le titulaire de l’Autorisation d’Exploiter et que conformément aux stipulations de l’Article CG. 11.17, il occupe les Locaux Loués, en sa qualité de prestataire logistique unique du Preneur à la demande de ce dernier.

Le Preneur, ayant parfaite connaissance de l’Autorisation d’Exploiter, déclare que toutes les autorisations rendues nécessaires par les lois et règlements en vigueur à la date d’effet du Bail et notamment la réglementation ICPE, pour l'exercice de ses activités et l'utilisation des Locaux Loués ont été obtenues.

Le Preneur déclare avoir une parfaite connaissance de toutes les dispositions et prescriptions de l’Autorisation d’Exploiter ainsi que de la réglementation environnementale applicable à ses activités, et dispose de toute la compétence nécessaire pour en apprécier la portée. A cet égard, le Preneur renonce à tous recours contre le Bailleur de ce chef.

CG. 11.14.1.	Le bénéfice de l’Autorisation d’Exploiter ainsi conféré à l’Exploitant n’implique pas de la part du Bailleur, ni à la Date d’effet du Bail ni en cours du Bail, aucune garantie pour l’obtention d’autorisations administratives ultérieures nécessaires à l’exercice desdites activités.

En conséquence, le Bailleur ne pourra être tenu pour responsable en cas de refus ou de retard dans l’obtention de ces autorisations.

CG. 11.14.2.	Le Preneur s’engage à n’exercer et se porte fort de ce que l’Exploitant n’exerce aucune nouvelle activité soumise à autorisation, déclaration ou enregistrement sans avoir préalablement obtenu une telle autorisation. Il s’oblige à fournir au Bailleur une photocopie de toutes les pièces justificatives relatives aux demandes et aux autorisations administratives obtenues pour l’exercice de son activité et à demander au Bailleur son accord écrit préalable sur les autorisations complémentaires demandées. Le Preneur garantit le Bailleur contre toute condamnation, tout dommage direct ou indirect du fait du non-respect de tout Article de ce Bail, sans préjudice pour le Bailleur de demander la résiliation du Bail ainsi que des dommages-intérêts.

Il est en outre expressément convenu que dans l’hypothèse d’une faute ou d’une négligence du Preneur ou de l’Exploitant, le cas où par suite de contravention à la règlementation spéciale relative à l’Activité Spécifique du Preneur ou à l’utilisation des locaux Loués, la fermeture provisoire ou définitive des Locaux Loués ou la suspension de l’Autorisation d’Exploiter serait ordonnée par l’administration, une telle fermeture ou suspension n’entrainerait ni la résiliation du Bail, ni la réduction ou suppression des charges financières auxquelles le Preneur est tenu en vertu du Bail et sans préjudice du droit réservé au Bailleur de mettre fin au contrat de Bail pour non-exploitation des Locaux Loués. Le Preneur resterait donc tenu, pendant toute la durée de cette éventuelle fermeture, au paiement du Loyer, des Charges et Accessoires prévus au Bail comme à l’exécution de toutes les conditions du Bail.

CG. 11.14.3.	Le Preneur s’oblige à s’acquitter du paiement (ou à procéder au remboursement) de toutes sommes, redevances, taxes et autres qui seraient réclamées en contrepartie du maintien de l’Autorisation d’Exploiter, et notamment en application de la législation fiscale ou environnementale d’utilisation des locaux à usage d’entrepôts, pour toute redevances exigibles ou résultant de prescriptions applicables en matière d’hygiène, de sécurité, de salubrité.

CG. 11.14.4.	Le Preneur s'engage expressément à respecter et à faire respecter à l’Exploitant l'ensemble des prescriptions préfectorales ou règlementaires applicables à ces ICPE et en particulier celles de tout arrêté préfectoral d'autorisation d'exploiter dont il est et deviendrait titulaire ainsi que toutes les prescriptions de tout futur arrêté complémentaire.

Sans préjudice de l’obligation pour le Preneur de respecter la destination des Locaux Loués telle qu’énoncée à l’Article CP. 7, le Preneur s’engage à informer, de manière préalable, le Bailleur (i) de tout projet de changement notable dans l’exploitation des Locaux Loués et (ii) de toute déclaration et/ou demande d’autorisation que le Preneur souhaiterait effectuer, en cours de Bail, en application de la réglementation ICPE.

Sauf autorisation expresse du Bailleur, le Preneur et l’Exploitant seront tenus d’exploiter les Locaux Loués conformément aux rubriques visées à l’Autorisation d’Exploiter et en particulier aux maximums de volume de stockage autorisés. Le Preneur sera responsable vis-à-vis du Bailleur de la péremption de l’autorisation concédée pour une rubrique quelconque (à l’exception des rubriques 2663-1 et 2663-2 concernant les pneumatiques) qui lui serait imputable du fait de l’absence d’exploitation des Locaux Loués ou d’une partie de ceux-ci pour lesdites activités. Le Preneur et l’Exploitant s’engagent à ce titre à obtenir de nouveau les autorisations nécessaires aux rubriques de la nomenclature ICPE qui seraient de son fait devenues caduques de façon à ce que l’intégralité des activités autorisées aux termes de l’Autorisation d’Exploiter et de ses éventuels arrêtés complémentaires ou modificatifs soit de nouveau autorisée. Il est en tant que de besoin précisé que la péremption d’une rubrique ICPE ne devra en aucun cas être susceptible d’entraîner la perte de l’Autorisation d’Exploiter dans son ensemble ni porter sur la rubrique 1510.

CG. 11.14.5.	Le Preneur fera son affaire des autorisations administratives à obtenir de façon à ce que le Bailleur ne soit jamais inquiété à ce titre.

Le Preneur informera le Bailleur des démarches qu’il ou que l’Exploitant a l’intention d’effectuer en ce sens et lui communiquera à ce titre le Porter-à-connaissance et/ou le récépissé de déclaration et/ou l’arrêté d’enregistrement et/ou l’arrêté d’autorisation de manière à ce que le Bailleur puisse vérifier que lesdites démarches ne remettent pas en cause l’Autorisation d’Exploiter. Si ces démarches s’avéraient conduire à une modification notable des conditions d’exploitation autorisées au titre de l’Autorisation d’Exploiter, il conviendra de distinguer deux cas de figure :

- (i) dans l’hypothèse d’une optimisation de l’Autorisation d’Exploiter, le Preneur sera tenu à une simple information du Bailleur sur la base des éléments susvisés ;

- (ii) dans l’hypothèse d’une dégradation de l’Autorisation d’Exploiter, le Bailleur pourra opposer un refus pour juste motif à la poursuite de ces démarches par le Preneur.

Si les autorisations administratives n’étaient pas obtenues, le Preneur n’aura aucun recours contre le Bailleur et ne pourra suspendre ou interrompre le paiement du loyer et de ses accessoires ni aucune de ses obligations contractuelles.

A défaut de remise du récépissé de dépôt du Porter-à-connaissance et/ou du récépissé de déclaration et/ou de l’arrêté d’enregistrement et/ou de l’arrêté d’autorisation, au Bailleur, à l’expiration d’un délai de trente (30) jours calendaires hors mois d’aout, à compter de la date de réception par le Preneur des documents susvisés, une indemnité de cinq cents euros (500 €) hors taxes par jour calendaire de retard sera due par le Preneur au Bailleur.

CG. 11.14.6.	Le Preneur devra mettre en conformité l’ICPE avec toute réglementation en vigueur et à venir, à ses frais exclusifs, de sorte que le Bailleur ne soit jamais inquiété à ce sujet (étant rappelé que le Bailleur conservera toutefois à sa charge la réalisation des travaux visés à l’Article CG. 8.1.2 et que le Preneur veillera à ce titre à tenir le Bailleur parfaitement informé des prescriptions et/ou demandes de l’administration).

Le Preneur s’engage à faire fonctionner et à entretenir l’ICPE de façon à ce que cette installation ne soit pas de nature à causer une quelconque nuisance aux tiers, il tiendra indemne le Bailleur de tout recours de tiers dans ce cadre. En ce qui concerne les lois, réglementations, ordonnance, décrets ou directives permettant une exécution différée de leurs prescriptions, le Preneur s’engage à s’y conformer dans les délais impartis et en tout état de cause, au plus tard à la date de libération des Locaux Loués.

CG. 11.14.7.	Le Preneur s’engage à ce que l’Exploitant déclare sans délai à l’Inspection des ICPE, et à informer le Bailleur dès qu’il en aura connaissance, de tout accident ou incident survenu du fait du fonctionnement de toute installation classée, qui soit de nature à porter atteinte aux intérêts mentionnés à l’article L.511-1 du Code de l’environnement, et de façon plus générale à transmettre au Bailleur l’ensemble des correspondances qui lui seraient transmises par l’Exploitant et que ce dernier aura échangées avec les autorités administratives compétentes pendant toute la durée du Bail.

De même dans l’hypothèse du transfert de l’Autorisation d’Exploiter au profit de l’une des Parties, la Partie qui en sera titulaire aura l’obligation de déclarer sans délai à l’Inspection des ICPE, et à informer l’autre Partie, dès qu’elle en aura connaissance, de tout accident ou incident survenu du fait du fonctionnement de toute installation classée, qui soit de nature à porter atteinte aux intérêts mentionnés à l’article L.511-1 du Code de l’environnement, et de façon plus générale à transmettre à l’autre Partie l’ensemble des correspondances échangées avec les autorités administratives pendant toute la durée du Bail.

CG. 11.14.8.	Il est expressément convenu entre les Parties qu’à la libération des Locaux Loués, les Parties auront l’obligation de collaborer dans le cadre de la procédure de changement d’exploitant au bénéfice du Bailleur et/ou d’un futur preneur des Locaux Loués, de façon à ce qu’en tout état de cause, le bénéfice de l’autorisation d’exploiter existante ne soit jamais remis en cause.

En conséquence, aucune notification de cessation d’activité ou toute autre décision relative aux ICPE exploitées dans les Locaux Loués, telle que prévu par le Code de l’environnement, ne pourra intervenir sans accord écrit express et préalable du Bailleur.

Le cas échéant et sous réserve de l’obtention de l’accord préalable écrit précité du Bailleur, le Preneur s’engage à ce que l’Exploitant effectue toute démarche de cessation d’activité de l’ICPE auprès de l’administration et en justifie auprès du Bailleur. Dans l’hypothèse où le Bailleur accepterait la cessation d’activité de ladite ICPE, le Preneur devra faire procéder à l’enlèvement des ICPE ainsi qu’à tous travaux de remise en état et de dépollution y afférents, le tout en conformité avec le dossier de cessation d’activité approuvé par l’administration.

CG. 11.15.	Pollution des sols

Le rapport de sols est annexé ci-après en Annexe 12.

Le Preneur prendra et fera prendre à l’Exploitant toutes les mesures nécessaires et respectera toutes mesures prescrites par la loi ou les règlements en vigueur afin de préserver les Locaux Loués, à tout moment de toute forme de pollution.

Si d’une façon ou d’une autre, à la suite des agissements ou de l’abstention du Preneur, de ses préposés, représentants ou cocontractants, une pollution se révélait, le Preneur en serai tenu pour responsable. Il devrait alors exécuter tous les travaux nécessaires afin de supprimer la source de pollution et d’en éliminer toutes les conséquences, sur ou dans la propriété du Bailleur, ainsi que dans ou sur les propriétés voisines et laissera le Bailleur indemne.

A cette fin, il s’engage à informer le Bailleur dès la découverte d’une pollution qui lui serait imputable et à désigner à ses frais, un expert reconnu et agréé au préalable par le Bailleur et dont la mission sera d’étudier la nature et l’étendue de la pollution et les moyens à mettre en Œuvre afin d’en supprimer la source et d’en éliminer toutes les conséquences.

Une copie du rapport sera communiquée sans délai par le Preneur au Bailleur. En outre, dans l’hypothèse où le Bailleur aurait encouru des frais d’étude et de contrôle liées soit à l’établissement des travaux à réaliser pour y remédier, soit encore pour contrôler les travaux réalisés par le Preneur, ce dernier s’engage à rembourser au Bailleur l’intégralité de ces frais.

En tout état de cause, à la libération des Locaux Loués, un rapport de pollution sera réalisé par le Preneur à ses frais pour confirmer l’absence de pollution en comparaison avec le rapport sol figurant en Annexe 12 ainsi qu’indiqué ci-après à l’Article CG. 11.20. Dans l’hypothèse où des pollutions liées à l’activité du Preneur seraient identifiées par ce rapport, le Preneur s’engage à remettre en état le site comme indiqué ci-dessus.

Si à la suite de la découverte d’une pollution, des négociations devaient être engagées avec les autorités compétentes ou des tiers, le Preneur sera en charge de mener ses négociations. Il devra toutefois tenir le Bailleur parfaitement et intégralement informé du déroulement des négociations et à la demande du Bailleur, l’associer à ces négociations.

Les travaux de suppression des sources de pollution qui lui serait imputable et d’élimination de ses conséquences seront réalisés par le Preneur, à ses frais exclusifs et sous le contrôle de l’expert désigné ci-dessus. Le Preneur et l’expert devront régulièrement tenir le Bailleur informé de l’évolution des travaux.

A la fin des travaux du Preneur, l’expert aura pour mission de constater la suppression des sources de pollution et l’élimination de toutes ses conséquences, de prescrire des travaux complémentaires et le cas échéant d’en surveiller la réalisation.

CG. 11.16.	Destruction des Locaux Loués

En cas de destruction totale des Locaux Loués par cas fortuit, le Bail sera, sauf meilleur accord des Parties, résilié de plein droit, sans formalité et sans qu’aucune indemnité, à quelque titre que ce soit, ne soit due par le Bailleur au Preneur.

Si les surfaces ainsi détruites représentent plus de quarante pour cent (40%) de la surface totale des Locaux Loués ou si cette destruction rend inutilisable plus de quarante pour cent (40%) de la surface totale des Locaux, chaque Partie pourra mettre fin au Bail lequel sera alors résilié de plein droit sans indemnité de part et d’autre.

Si les surfaces ainsi détruites représentent moins de quarante pour cent (40%) de la surface totale des Locaux Loués ou si cette destruction rend inutilisable moins de quarante pour cent (40%) de la surface totale des Locaux Loués ou si la reconstruction des surfaces détruites est possible dans un délai maximum de vingt-quatre (24) mois à compter du sinistre, au moyen des seules indemnités d’assurances, les Parties conviennent qu’il ne sera pas mis fin au bail lequel continuera à produire tous ses effets, par dérogation expresse à l’article 1722 du Code civil.

Le Bailleur fera ses meilleurs efforts pour parvenir à une reconstruction des surfaces détruites dans un délai de vingt-quatre (24) mois à compter du sinistre, étant entendu qu’en tout état de cause le délai de reconstruction ne pourra excéder trente (30) mois à compter du sinistre.

Le Preneur bénéficiera d’un abattement de loyer pendant la perte de jouissance partielle.

Le calcul de l’abattement de loyer sera effectué, en fonction de la surface détruite ou rendue inutilisable des Locaux Loués d’un commun accord entre les Parties ou, à défaut, par un expert choisi par les Parties.

Faute par ces dernières de nommer un tel expert dans les meilleurs délais et ne pouvant excéder vingt (20) jours suivants la date du sinistre, il sera procédé à cette désignation à la requête de la Partie la plus diligente par Monsieur le Président du Tribunal de Grande Instance du lieu de situation des Locaux Loués, les frais et honoraires de l’ordonnance étant supportés à parts égales entre les Parties, de même en ce qui concerne les honoraires de l’expert ainsi choisi ou désigné.

Pour le cas où en raison de causes étrangères au Bailleur, la reconstruction des parties détruites des Locaux Loués s’avérerait impossible dans le délai susvisé de vingt-quatre (24) mois, le Preneur pourrait demander la résiliation du Bail sans indemnité, le Bailleur étant assuré pour sa perte de loyer.

CG. 11.17.	Garanties légales des constructeurs

La Cellule 6 sera couverte par les garanties légales des constructeurs prévues aux articles 1792 et suivants du Code civil du fait des travaux qui seront exécutés. Par conséquent, le Preneur s’oblige à aviser, dès qu’il en a connaissance, le Bailleur des désordres qu’il constaterait dans les lieux dans les conditions qui suivent)

Afin de permettre au Bailleur d’exercer ses droits au titre des articles 1792 et suivants du Code Civil, le Preneur s’oblige à lui notifier dans les plus brefs délais, par courriel doublé d’une lettre recommandée avec accusé de réception ou remise contre récépissé :

-	pendant un délai d’un (1) an moins 15 jours à compter de la réception, des travaux tous les désordres qui viendraient à se révéler et dont il aurait connaissance (article 1792-6 du Code civil) ;

-	pendant un délai de deux (2) ans de la réception des travaux, tous les désordres et dont il aurait connaissance affectant les équipements autres que ceux-ci dessus mentionnés (article 1792-3 du Code civil) ;

-	pendant un délai de dix (10) ans moins 30 jours à compter de la réception des travaux, tous les désordres et dont il aurait connaissance qui compromettraient la solidité de l’ouvrage ou qui l’affectant dans l’un de ses éléments constitutifs ou l’un de ses éléments d’équipements, le rendraient impropre à sa destination (article 1792 du Code civil) ;

-	pendant un délai de dix (10) ans moins 30 jours à compter de la réception des travaux, tous les désordres et dont il aurait connaissance qui affecteraient la solidité des équipements d’un ouvrage, faisant indissociablement corps avec les ouvrages de viabilité, de fondation, d’ossature, de clos ou de couvert (article 1792-2 du Code civil).

A défaut, le Preneur sera personnellement tenu de rembourser au Bailleur le montant du préjudice direct ou indirect résultant pour le Bailleur des vices ou désordres susvisés et sera notamment responsable vis-à-vis de lui du défaut de déclaration en temps utile desdits vices ou désordres aux constructeurs et cocontractants susvisés.

En outre, le Bailleur rappelle que les Locaux Loués Initiaux sont garantis au titre de la responsabilité décennale des constructeurs.

Par conséquent et plus généralement, en cas de défaut, vice, dommage ou sinistre apparaissant dans les Locaux Loués Initiaux ou dans la Cellule 6, le Preneur en informera immédiatement le Bailleur dès qu'il en a connaissance. Dans la mesure où, au regard de leur nature, lesdits défauts, vices, dommages ou sinistres seraient susceptibles d’être pris en charge au titre des garanties et/ou assurances susvisées, le Bailleur s'engage à faire diligence pour mettre en jeu la responsabilité des constructeurs et/ou les assurances visées ci-dessus, dans les délais requis, afin que le défaut, vice, dommage ou sinistre soit pris en charge et réparé, à hauteur du montant maximum de sa prise en charge par l'assurance, dans les meilleurs délais.

Enfin, le Preneur s’engage d’ores et déjà à laisser libre accès aux Locaux Loués au Bailleur, au Promoteur, à l’architecte et aux entrepreneurs, toutes les fois que cela sera nécessaire pour effectuer les travaux de parachèvement, de levée des réserves, procéder à tout réglage ou contrôle, effectuer les travaux de réparations aux garanties applicables à la Cellule 6 (en ce compris la garantie des vices apparents et défauts de conformité, garantie décennale, etc.) ou nécessaires à l’obtention de l’attestation de non contestation de conformité, à condition qu’il en ait été prévenu au moins quarante-huit (48) heures à l’avance et sous réserve que le Bailleur, le Promoteur, l’architecte, les entrepreneurs experts, vérificateurs et ouvriers prennent toutes les dispositions nécessaires, pour perturber le moins possible l’activité du Preneur.

CG. 11.18.	Assurances

CG. 11.18.1.	Police d'assurance du Bailleur

Le Bailleur garantira les conséquences pécuniaires de la responsabilité civile qu'il peut encourir en qualité de propriétaire des Locaux Loués.

Le Bailleur assurera par ailleurs la totalité des Locaux Loués en valeur de reconstruction à neuf, contre notamment, les risques d'incendie, d'explosion, tempête et dégâts des eaux.

L’assurance s’étend aux garanties annexes dont notamment la perte de loyers d’une durée minimale de deux (2) ans et les honoraires d’experts.

Le Bailleur se réserve le droit de couvrir tous autres risques raisonnables. Toutes les assurances seront assujetties aux termes et conditions, limites et exclusions des polices établies par le Bailleur.

Les primes d'assurance attachées à la garantie multirisques et responsabilité civile ci-dessus visées et toutes surprimes exigibles du fait du Preneur ou de l’activité exercée par ce dernier, ainsi acquittées par le Bailleur seront intégralement remboursées par le Preneur.

CG. 11.18.2.	Police d'assurance du Preneur

a)	Souscription des polices d'assurance

Le Preneur souscrira les polices suivantes :

●	Responsabilité civile

En conséquence des obligations résultant du Bail, le Preneur est tenu de souscrire toutes les assurances nécessaires et d'en fournir les justifications qui pourront lui être demandées, à n'importe quel moment, par le Bailleur.

Le Preneur doit notamment souscrire auprès de compagnies d'assurance notoirement solvables les assurances garantissant toutes les responsabilités lui incombant en raison de l'occupation ou de l'exploitation des Locaux Loués et qu'il peut encourir de son propre fait et de celui de ses préposés ainsi que de celui de toute autre personne intervenant pour son compte.

Le Preneur souscrira également une police d'assurance contre les risques d'atteinte à l'environnement accidentelle y compris les frais de prévention.

Cette garantie comportera a minima la liste des événements garantis suivante :

-	l'atteinte à l'environnement (soit, sans que cette liste soit exhaustive : l'émission, la dispersion, le rejet ou le dépôt de toute substance solide, liquide ou gazeuse diffusés par l'atmosphère, le sol ou les eaux ; la production d'odeurs, bruits, vibrations, variations de température, ondes, radiations, rayonnements excédant la mesure des obligations ordinaires de voisinage),

-	les frais de dépollution des sols (sol s'entendant par le sol, le sous-sol et, par extension, les eaux de surface et les eaux souterraines) résultant d'une atteinte à l'environnement,

-	et de remise en état des installations à la suite d’une atteinte à l'environnement.

En outre, dans l’hypothèse où le Preneur serait personnellement reconnu responsable d’une atteinte à l’environnement par une décision judiciaire ou administrative ayant autorité de chose jugée, le Preneur accepte la charge financière des conséquences de tout défaut ou insuffisance d'assurance des risques d'atteinte à l'environnement.

Les franchises prévues dans ces contrats ne sont pas opposables au Bailleur.

●	Assurance de dommages aux biens

Le Preneur s'engage à souscrire une police d'assurance des biens lui appartenant (le matériel, les marchandises, etc…) ainsi que tous aménagements, équipements et installations à caractère immobilier dont il est propriétaire ou locataire contre les risques suivants, notamment :

-	incendie, explosions,
-	dommages de fumées,
-	foudre,
-	dégâts des eaux,
-	bris de glace,
-	chocs de véhicules terrestres,
-	chutes et/ou chocs d'aéronefs, parties d'appareil ou objets tombant de ceux-ci,
-	tempêtes, ouragan, grêle,
-	catastrophes naturelles,
-	grèves, émeutes, mouvements populaires, actes de vandalisme, actes de terrorisme et de sabotage …

Les garanties souscrites devront permettre notamment :

-	l'indemnisation en valeur à neuf des Locaux Loués,
-	le remboursement des honoraires d'experts,
-	la prise en charge des frais d'entreposage, de stockage, de conservation ou de sauvetage des biens meubles situés dans les Locaux Loués,
-	l'indemnisation de tous recours des voisins et des tiers et garantir la responsabilité du Preneur laquelle, en cas de sinistre prenant naissance dans les Locaux Loués et les installations, demeure entière envers le Bailleur considéré comme tiers, et
-	l'indemnisation de toutes pertes d'exploitation et frais supplémentaires d’exploitation couvrant toute la période d'interruption de l'exploitation des Locaux Loués résultant de l’un quelconque des événements garantis.

Ces assurances seront contractées auprès de compagnie d’assurances notoirement solvables et de manière à permettre, à l'identique, le remplacement des biens lui appartenant (le matériel, les marchandises, etc…) ainsi que tous aménagements, équipements et installations à caractère immobilier dont il est propriétaire ou locataire, ou leur remise en état ou la reconstitution des parties détruites.

Il est rappelé que le Bailleur n'assume aucune obligation de surveillance et de garde des biens mobiliers ou immobiliers pouvant se trouver sur son domaine et qu'en conséquence, le Preneur fera son affaire personnelle des assurances qu'il estime nécessaire de souscrire.

b)	Dispositions communes aux assurances

·	Maintien des polices et paiement des primes

Le Preneur prendra seul à sa charge la totalité des primes d'assurances correspondantes et supportera seul le coût des franchises prévues par les polices d'assurance qu'il aura souscrites.

Il devra justifier de ces assurances et de l'acquit exact des primes à toute demande du Bailleur.

En cas de préavis de résiliation ou de suspension pour quelque cause que ce soit des polices d'assurance ou de décision brutale de résiliation des assureurs, le Preneur devra en aviser immédiatement le Bailleur. A défaut, le Preneur reste tenu de toutes les conséquences préjudiciables qui pourraient en résulter pour le Bailleur ainsi que pour tout tiers en général.

En tout état de cause, le Bailleur prendra toutes dispositions utiles et pourra notamment payer les primes et/ou, en cas d'interruption des garanties, souscrire les polices d'assurance en l'acquit du Preneur qu'il pourra poursuivre en recouvrement selon toutes les voies de droit appropriées.

En conséquence, les événements non assurés, les franchises prévues au contrat et les déchéances pour non-respect par le Preneur de ses obligations en cas de sinistre resteront à la charge de ce dernier.

·	Déclaration de sinistre et reconstruction

Le Preneur devra immédiatement déclarer aux assureurs concernés tout sinistre qui compromet la solidité, le clos et le couvert de l'ouvrage ou, l'affectant dans l'un de ses éléments constitutifs ou l'un de ses éléments d'équipement, le rend impropre à sa destination et en informer le Bailleur.

CG. 11.18.3.	Renonciation à recours réciproques

Le Bailleur renonce et fera renoncer ses assureurs à tout recours contre le Preneur et ses assureurs en cas de sinistre couvert par les garanties prévues ci-dessus sauf en cas de malveillance ou de faute lourde de ce dernier.

A titre de réciprocité, le Preneur renonce et fera renoncer ses assureurs à tout recours contre le Bailleur et ses assureurs en cas de sinistre couvert par les garanties prévues ci-dessus sauf en cas de malveillance ou faute lourde de ce dernier.

CG. 11.18.4.	Contrôle par les Parties

En vue d'assurer l'exécution des stipulations qui précèdent, le Preneur devra adresser au Bailleur, au plus tard à la Date d'Effet, une ou plusieurs attestations d'assurance émanant de(s) assureur(s), précisant la nature et le montant des garanties souscrites au titre des dispositions ci-dessus.

Pendant toute la durée du Bail, le Preneur devra justifier à tout moment sur simple demande du Bailleur du paiement des primes, des garanties couvertes et des sommes assurées.

De même, le Bailleur communiquera au Preneur à la demande de ce dernier le justificatif du respect de ses obligations au titre de la présente clause d’assurance.

CG. 11.19.	Cession et sous-location

Il est interdit au Preneur de concéder la jouissance des Locaux Loués à qui que ce soit et sous quelque forme que ce soit, même temporairement ou à titre gratuit et précaire.

CG. 11.19.1.	Sous-location

Le Preneur devra occuper par lui-même les Locaux Loués et ne pourra mettre tout ou partie des Locaux Loués à disposition de quiconque, sous quelque forme que ce soit, notamment, sous-location, location-gérance, domiciliation (même temporairement à titre gratuit ou précaire), sans avoir obtenu l’autorisation préalable et écrite du Bailleur, sous peine de résiliation du Bail dans les conditions ci-après convenues.

En cas de sous-location autorisée par dérogation au présent Article dans le cadre des conditions particulières du Bail), le Bailleur sera appelé à concourir à l’acte, et le Preneur demeurera seul redevable du paiement de l’intégralité des loyers, redevances, charges et accessoires à l’égard du Bailleur et seul responsable de l’exécution des charges et conditions du Bail, de sorte que le Bailleur n’ait à connaître qu’un seul et unique locataire, titulaire du Bail pour la totalité des Locaux Loués, le Bailleur n’entendant, en aucun cas, avoir un quelconque lien de droit avec les sous-locataires éventuels.

Les Locaux Loués forment un tout indivisible. En conséquence, le ou les sous-locataires n’auront aucun droit direct à l’égard du Bailleur et en particulier aucun droit au renouvellement ou à un quelconque maintien dans les lieux. Il s’ensuit que la sous-location sera consentie aux risques et périls du Preneur qui s’engage à faire son affaire personnelle de l’éviction de tout sous-locataire.

Le Preneur fera son affaire personnelle de l’exécution des travaux d’aménagement (et notamment de tous travaux liés à la sécurité) et de remise en état des Locaux Loués consécutifs à toute sous-location et en supportera intégralement la charge.

CG. 11.19.2.	Cession

Le Preneur ne pourra céder son droit au présent Bail, sauf autorisation préalable et écrite du Bailleur.

Toutefois, il pourra librement céder ledit droit au bail à l’acquéreur de son fonds de commerce sauf pour ce dernier à ne pas justifier de capacités financières et d’une activité lui permettent de faire face aux obligations résultant du présent Bail.

Par dérogation à ce qui précède, sont autorisées les cessions du bail à une société directement ou indirectement contrôlées par le Preneur au sens de l’article L.233-3 du Code de commerce (« Société du Groupe du Preneur »), lesquelles demeureront libres, sous réserve que le cessionnaire soit une société de droit français ayant son siège en France et que le Preneur remette concomitamment au Bailleur un cautionnement solidaire émanant de la société holding de son groupe, elle-même société de droit français, garantissant le paiement de douze (12) mois de loyer (TVA comprise) pendant toute la durée du Bail augmentée de six (6) mois et remette également au Bailleur les justificatifs de l’expérience et de la compétence du cessionnaire à l’exploitation du site constituant un ICPE.

En outre, tous ceux qui seront devenus successivement cessionnaires du Bail à compter de cette cession demeureront tenus envers le Bailleur, solidairement entre eux et avec le Preneur au paiement des loyers et du respect de l’ensemble des clauses et conditions du Bail, pendant une durée de trois (3) ans à compter de la cession, dans les termes de l’article L. 145-16-2 du Code de commerce.

Dans le cas ci-dessus, si un cautionnement a été mis en place, ce cautionnement sera maintenu (et le cas échéant étendu) pour couvrir l’obligation de garantie solidaire susvisée.

Dans tous les cas, le Preneur devra notifier par lettre recommandée avec accusé de réception au Bailleur au moins deux (2) mois avant la date prévue pour la signature de l’acte de cession du fonds de commerce auquel le Bailleur sera appelé à concourir. La notification devra contenir tous les renseignements permettant d’identifier le cessionnaire, un projet d’acte, des bilans et comptes d’exploitation des trois (3) derniers exercices et des pièces justificatives de l’expérience et de la compétence du cessionnaire à l’exploitation d’un site constituant un ICPE.

Aucun apport ou cession ne pourra être fait s'il est dû des loyers et charges, impôts ou taxes quelconques par le Preneur, qui devra, préalablement à tout apport ou cession, justifier de l'entier paiement de tous impôts et taxes dus par lui au titre de son exploitation.

CG. 11.19.3.	Transfert de propriété des Locaux Loués

En cas de transfert de la propriété des Locaux Loués, le présent Bail se poursuivra entre le Preneur et l’ayant droit du Bailleur.

CG. 11.20.	Restitution des Locaux Loués

CG. 11.20.1.	Avant de déménager, le Preneur devra, préalablement à tout enlèvement, même partiel des mobiliers et matériels, avoir acquitté la totalité des termes de loyer et accessoires et justifier, par présentation des acquits, du paiement des contributions à sa charge, tant pour les années écoulées que pour l'année en cours.

CG. 11.20.2.	Le Preneur devra, au plus tard en fin de jouissance du Bail (le cas échéant renouvelé ou en cas de résiliation anticipée du Bail), rendre les Locaux Loués en bon état d’entretien, de réparations et de propreté en tenant compte de l’usage normal des Locaux Loués et conformément à ses obligations ainsi qu’indiqué à l’Article CG. 11.3 et libre de tous mobilier et installations.

L’obligation de remise en état susvisée, inclura notamment, s’il était besoin de le préciser, l’enlèvement des racks, chaines mécaniques et installations du même type et des équipements de sécurité spécifiques à l’activité du Preneur qui y seraient éventuellement installés et les remises en état consécutives nécessaires au bon fonctionnement des Locaux Loués.

CG. 11.20.3.	Tous les travaux, agencements, embellissements, améliorations, installations et constructions quelconques, y compris les cloisons fixes, mobiles ou amovibles et, le cas échéant, ceux qui pourraient être imposés par des dispositions législatives ou règlementaires, faits pendant l’occupation des Locaux Loués par le Preneur (y compris préalablement à la Date d’Effet du Bail ainsi qu’indiqué en Partie 1 du Bail), deviendront, au départ du Preneur, la propriété du Bailleur, si bon semble à celui-ci, par voie d’accession, sans indemnité d’aucune sorte.

Il est toutefois précisé que si le Bailleur souhaitait conserver, au départ du Preneur, les racks et chaines mécaniques installées par le Preneur dans les lieux, il devra verser au Preneur en contrepartie, par dérogation à ce qui précède, la valeur résiduelle comptable de ces éléments à la date de libération des Locaux Loués.

CG. 11.20.4.	Le Bailleur aura la faculté contraire d’exiger du Preneur la suppression partielle ou totale des travaux et installations visés au paragraphe ci-dessus, même s’ils ont été autorisés par le Bailleur, ainsi que la remise en état des Locaux Loués, en tout ou partie, dans leur état d’origine, le tout aux frais exclusifs et aux risques du Preneur, précision étant ici faite que là où cette remise en état provoquera des dégradations qui ne peuvent être évitées, le Preneur sera tenu d’en supporter les conséquences et de réaliser, à ses frais, les travaux de réfections nécessaires afin que les Locaux Loués soient restitués en bon état d’entretien et de réparation en tenant compte de l’usage normal des Locaux Loués, conformément aux stipulations de l’Article CG. 11.20.2.

CG. 11.20.5.	Dans les six (6) mois précédant le départ du Preneur des Locaux Loués pour quelque cause que ce soit, les Parties se réuniront afin de dresser la liste des éventuels travaux de remise en état des Locaux Loués à la charge du Preneur ainsi qu'un estimatif des coûts y associés. En cas d'accord des Parties sur la liste et le coût des travaux de remise en état des Locaux Loués, le Preneur aura la faculté de faire réaliser ces travaux à ses frais ou d'en régler le montant au Bailleur par avance afin que ce dernier les fasse réaliser.

CG. 11.20.6.	Dans l'hypothèse où le Preneur n'aurait pris aucune disposition pour restituer les Locaux Loués au Bailleur au sens du paragraphe précédent, et en cas de défaut de restitution des Locaux Loués par le Preneur conformément aux stipulations des Articles CG. 11.20.2 et CG. 11.20.4, le Preneur devra payer au Bailleur une indemnité journalière d'immobilisation de son bien égale au double du dernier loyer en cours, charges comprises, pendant la durée nécessaire aux travaux et réparations ci-dessus évoqués et courant à compter de la date d’expiration du Bail, le Bailleur s’engageant à faire réaliser lesdits travaux dans les meilleurs délais dès la libération des Locaux Loués.

CG. 11.20.7.	En tout état de cause, il sera procédé, en la présence du Preneur, dûment convoqué, à un état des lieux de sortie contradictoire, au plus tard dix (10) jours calendaires à compter du déménagement des Locaux Loués par le Preneur.

CG. 11.20.8.	Cet état des lieux comportera, s'il y a lieu, le relevé des réparations à effectuer. Nonobstant la remise des clés, le Bail se poursuivra jusqu'à la date d'expiration, le loyer restant dû jusqu'à ce terme.

CG. 11.20.9.	Au cas où le Preneur ne serait pas présent aux jours et heure prévus pour l'état des lieux, celui-ci pourra être établi, si bon semble au Bailleur, en présence d'un huissier qui pourra se faire assister d'un serrurier pour pénétrer dans les Locaux Loués, les frais correspondants étant à la charge exclusive du Preneur.

CG. 11.20.10.	Sauf demande contraire du Bailleur, le Preneur devra procéder, immédiatement et à ses frais, à la dépose des enseignes installées.

CG. 11.20.11.	Le Preneur s'oblige également à transférer ou faire transférer au Bailleur, et au plus tard en fin d’occupation des Locaux Loués, le bénéfice de toutes les autorisations administratives, dont les Locaux Loués auront fait l'objet ou lui bénéficieraient.

CG. 11.20.12.	Dans l'hypothèse où le Preneur, déchu de tout droit d'occupation, ne libère pas totalement les Locaux Loués de tous occupants de son chef et/ou de tous meubles et objets mobiliers, résiste à une ordonnance d'expulsion, obtient judiciairement des délais pour son départ, il sera redevable au Bailleur, de plein droit et sans aucun préavis, par jour de retard, outre les charges et sans préjudice de tous droits à dommages et intérêts au profit du Bailleur, d'une indemnité conventionnelle d'occupation irréductible égale à deux fois le loyer quotidien, ceci jusqu'à complet déménagement et restitution des clés, ladite indemnité étant destinée à dédommager le Bailleur du préjudice causé par l'occupation des lieux.

CG. 11.20.13.	En fin de bail, préalablement à son départ,

Le Preneur fera réaliser un rapport de pollution par un bureau d’étude spécialisé à ses frais pour confirmer l’absence de pollution en comparaison avec le rapport sol figurant en Annexe 12.

Le Bailleur s’il le juge utile, pourra faire vérifier les déclarations du Preneur par un expert qui sera désigné d’un commun accord entre les Parties où, à défaut, par le président du Tribunal de Grande Instance du lieu de situation de l’Immeuble. L’expert interviendra comme mandataire commun des Parties et sa décision s’imposera à elles, sans recours possible.

Dans l’hypothèse où le Preneur serait déclaré responsable par l’expert d’une pollution dans les Locaux Loués ou sur le Terrain en raison de son propre fait ou du fait de ses préposés, Exploitant, prestataires, représentants ou cocontractants, les stipulations de l’Article CG. 11.15 s’appliqueront mutatis mutandis. L’ensemble des coûts des travaux et d’expertise et des frais seront à la charge du Preneur.

A l’inverse, si l’Expert confirme les déclarations du Preneur, les frais d’expertises seront à la charge du Bailleur.

CG.12.	MODIFICATION - TOLERANCE

CG. 12.1.	Toute modification des présentes ne pourra résulter que d'un document écrit et exprès sous forme d'un acte bilatéral ou d'un échange de courrier.

CG. 12.2.	Il est formellement convenu qu'une tolérance relative à l'application des clauses et conditions du présent Bail ne pourra jamais, quelle qu'ait pu être la durée ou la fréquence de cette tolérance, être considérée comme constituant novation ou apportant une modification ou une suppression de certaines clauses et conditions des présentes, ni comme génératrices d'un droit quelconque ; le Bailleur pouvant y mettre fin sans préavis.

CG.13.	CLAUSE DE RESILIATION DE PLEIN DROIT

CG. 13.1.	A défaut de paiement à son échéance exacte de tout ou partie (i) d'un seul terme de loyer, (ii) des charges et remboursements divers qui sont payables en même temps que celui-ci, (iii) de toutes sommes qui en constituent l'accessoire, (iv) de toutes indemnités d'occupation qui viendraient à être dues à quelque titre que ce soit (y compris celle visée aux articles L.145-28 à L.145-30 du Code de commerce) ou (v) des frais de commandement, de sommation, de saisie et de poursuite, ou à défaut de l'exécution de l'une quelconque des clauses, charges et conditions du Bail, ou en cas de violation par le Preneur des obligations qui lui sont imposées par les textes légaux et/ou règlementaires, et un (1) mois après un commandement de payer ou après une sommation d'exécuter restée sans effet, et contenant déclaration par le Bailleur de son intention d'user du bénéfice de la présente clause, le Bail sera, si bon semble au Bailleur, résilié automatiquement par lettre recommandée avec demande d'avis de réception ou acte extrajudiciaire sans qu'il soit nécessaire de faire une demande en justice, sans préjudice de tous dépenses, dommages et intérêts que le Bailleur pourrait réclamer au Preneur et nonobstant toute consignation ou offre réelle ultérieure.

CG. 13.2.	Le Preneur sera débiteur de plein droit et dès la résiliation jusqu'à la reprise de possession des Locaux Loués par le Bailleur d'une indemnité d'occupation égale au double du dernier loyer augmenté des charges et de tous accessoires dudit loyer.

CG. 13.3.	Sans préjudice du droit pour le Bailleur d'exiger des dommages-intérêts si à la suite d'une demande du Bailleur, le Preneur n'accomplissait pas la remise en bon état d’entretien et de réparation des Locaux Loués, le Preneur n'aura droit à aucune indemnité pour les travaux et améliorations qu'il aurait fait réaliser ou pour toutes les dépenses qu'il aurait engagées ou effectuées en vue de son installation dans les Locaux Loués. En tant que de besoin par la signature des présentes, il renonce expressément à toutes indemnisations de ces différents chefs.

CG. 13.4.	Le Preneur supportera l'intégralité des frais, émoluments et dépens de justice, frais de commandement, de sommation, de saisie et de poursuite ou mesures conservatoires, ainsi que tous frais de levée d'états et de notification, qui seront considérés comme suppléments et accessoires du loyer, le tout sans préjudice de dommages-intérêts.

CG. 13.5.	En outre, le Preneur remboursera au Bailleur l'intégralité des frais d'huissier que le Bailleur aura dû engager du fait d'une défaillance du Preneur au titre de l'une de ses obligations prévues au Bail.

CG. 13.6.	Indépendamment de cette résiliation de plein droit, le Bailleur sera fondé à réclamer au Preneur la réparation du préjudice qu'aura pu lui causer cette résiliation anticipée notamment par la perte de loyers.

CG.14.	MODIFICATION DE FORME JURIDIQUE

Le Preneur s'engage à notifier au Bailleur, dans les trente (30) jours de la survenance de l'événement considéré, les modifications statutaires suivantes qui pourront le concerner : transformation, changement de dénomination ou de raison sociale, changement de siège social.

CG.15.	FRAIS ET ELECTION DE DOMICILE

CG. 15.1.	Chacune des Parties conservera à sa charge les frais, droits et honoraires du Bail qu’elle aura exposés, ainsi que ceux qui en seraient la suite ou la conséquence.

CG. 15.2.	Les frais d’enregistrement seront à la charge de celle des Parties qui souhaiterait faire procéder à cette formalité.

CG. 15.3.	Pour l’exécution des présentes, et notamment la réception de tous actes extrajudiciaires, ou de poursuites, les Parties font élection de domicile aux adresses respectives indiquées à l’Article CP. 17.

CG.16.	ETENDUE DES PRESENTES – NULLITE D’UNE CLAUSE DU BAIL

CG. 16.1.	Il est expressément convenu que les présentes seules entérinent l’intégralité des accords intervenus entre les Parties à ce jour.

CG. 16.2.	Les Parties conviennent que la nullité de l’une quelconque des stipulations du Bail n’emportera pas nullité de l’intégralité du Bail et les Parties s’engagent si une telle nullité venait à être soulevée à négocier de bonne foi pour substituer à la stipulation concernée une stipulation ayant un effet équivalent.

Si des dispositions de l’un ou plusieurs des articles du Code de commerce ou du Code civil auxquelles les Parties ont dérogé dans le Bail, devaient être jugées comme étant d’ordre public, contrairement à ce que pensent les Parties, les dispositions légales s’appliqueront alors.

CG.17.	DROIT APPLICABLE - COMPETENCE

CG. 17.1.	Le présent Bail est soumis au droit français.

CG. 17.2.	Pour tous litiges relatifs aux présentes et qui ne pourraient être réglés à l'amiable, les Parties font irrévocablement et inconditionnellement attribution de compétence au Tribunal de Grande Instance du lieu de situation des Locaux Loués, nonobstant les cas de pluralité de défendeurs ou d'appel en garantie.

CG.18.	CONFIDENTIALITE

Chaque Partie accepte de garder ces informations confidentielles et de ne pas les communiquer à un tiers (à l’exception des prestataires des Locaux Loués qui auraient besoin de ces informations en vue d’exécuter leurs obligations et hors entités membres du même groupe, banques et conseils habituels du Bailleur) sauf (i) si la levée de confidentialité est imposée par la loi ou si la production du Bail s’avère nécessaire pour la solution d’un litige entre elles, (ii) si elle résulte du consentement écrit de chacune des Parties ou encore (iii) en cas de cession par le Bailleur des Locaux Loués ou de cession par le Preneur du Bail.

* * *

TITRE 2 - CONDITIONS PARTICULIERES

CP. 1.	IDENTITE DES PARTIES

ENTRE LES SOUSSIGNEES :

CP. 1.1.	La société NOTAPIERRE, société civile de placement immobilier à capital variable, dont le siège social est situé à 7-7bis rue Galvani Paris (75017), immatriculée au Registre du Commerce et des Sociétés de Paris sous le numéro 347 726 812,

Représentée par :

La société dénommée UNOFI-GESTION D’ACTIFS (anciennement dénommée SECURINOT), société anonyme au capital de 1 000 572 euros, dont le siège social est à PARIS (17ème), 7 et 7 bis, rue Galvani, identifié au SIREN sous le numéro 347 710 824, et inscrite au registre du commerce et des sociétés de PARIS

UNOFI-GESTION D’ACTIFS agissant en qualité de société de gestion statutaire de NOTAPIERRE, fonction à laquelle elle a été nommée aux termes de l'article 17 des statuts et ayant tous pouvoirs à l'effet des présentes en vertu des articles 2 et 18 desdits statuts.

UNOFI-GESTION D’ACTIFS, elle-même représentée par :

Madame Florence DOURDET-FRANZONI, dûment habilitée aux fins de signature des présentes en sa qualité de Directeur général délégué, ainsi qu’il ressort de l’extrait k bis, des statuts, et de la délibération du conseil d’administration du 18 décembre 2014, dont une copie figure en Annexe 1,

(Ci-après dénommée le "Bailleur"),

D’UNE PART,

ET

CP. 1.2.	La société dénommée INTERPARFUMS, société anonyme au capital de 141.786.570 €, dont le siège social est à PARIS (75008) – 4, rond-point des Champs Elysées et immatriculée au Registre du Commerce et des Sociétés de PARIS sous le numéro 350 219 382,

Représentée par Monsieur Philippe SANTI en qualité de Directeur Général Délégué , dûment habilitée à l’effet des présentes

(Ci-après dénommée le "Preneur"),

D’AUTRE PART

CP. 2.	OBJET

Le Bailleur, par les présentes, donne à bail les Locaux Loués Initiaux et la Cellule 6 en son état futur d’achèvement au Preneur, qui l’accepte pour une durée qui commence à courir à compter de la Date d’Effet du Bail, conformément à la législation applicable aux baux commerciaux à laquelle les Parties entendent se soumettre, ainsi qu’aux clauses et conditions des présentes que les Parties s’engagent à exécuter et accomplir, tant pour la durée du Bail que pour celle de ses renouvellements successifs.

CP. 3.	DESIGNATION DES LOCAUX LOUES

Les Locaux Loués seront composés des Locaux Loués Initiaux et à compter de son achèvement qui sera constaté par un Procès-Verbal d’Achèvement, s’y ajoutera la Cellule 6, sur un terrain situé sur la commune de Criquebeuf-Sur-Seine (27340), Parc d’Activités « Le Bosc Hétrel ».

L’achèvement conformément aux dispositions du TITRE 3 « DISPOSITIONS SPECIFIQUES A LA PERIODE DE CONSTRUCTION DE LA CELLULE 6 », emportera automatiquement prise de possession de la Cellule 6 par le Preneur et en conséquence l’ensemble des dispositions du présent Bail deviendra applicable au nouveau périmètre des Locaux Loués.

Il est d’ores et déjà convenu qu’à la date d’Achèvement de la Cellule 6, les Parties s’engagent à constater par la signature d’un avenant au Bail la date de l’adjonction des nouvelles surfaces de la Cellule 6 et leur prise de possession, et le procès-verbal d’achèvement sera annexé audit avenant.

CP. 3.1.	Description des Locaux Loués Initiaux

Les Locaux Loués Initiaux comprennent :

-	des cellules d’entrepôts et accessoirement locaux techniques, locaux à usage de bureaux, locaux sociaux et local gardiennage d’une surface SHON prévue au permis de construire d’environ 31.220 m² ; et

-	116 emplacements de stationnement pour véhicules légers.

Il est précisé à titre purement informatif que les Locaux Loués Initiaux développent une surface hors Œuvre nette (SHON) réelle totale de 31.029 m² (soit 30.858 m² de surface de plancher (SDP) , répartie comme suit :

Désignation	Nature des Locaux	SHON mesurées (m²)
Cellule 1	Entrepôt	5.688
	Local en charge	347
Cellule 2	Entrepôt	5.988
	Local de charge	0
Cellule 3	Entrepôt	5.988
	Local de charge	0
Cellule 4	Entrepôt	5.793
	Local de charge	193
Cellule 5	Entrepôt	5.729
	Local de charge	263

Locaux Techniques	Local sprinkler, chaufferie, transformateur, locaux poste eau	193
Sous-total des Cellules 1 à 5 et des locaux techniques		30.182
Sous-total bureaux et locaux sociaux		847
Total		31.029

116 emplacements de stationnement extérieurs

Les Locaux Loués Initiaux sont certifiés HQE AFILOG 1.

Il est rappelé que les surfaces susvisées sont données à titre indicatif ; toute erreur dans la désignation des Locaux Loués Initiaux ou dans leur surface ne pouvant justifier aucune diminution ou augmentation de Loyer ni aucune pénalité d’aucune sorte, le loyer ayant été notamment fixé en fonction de l'appréciation globale des Locaux Loués Initiaux par le Preneur, qui sont réputés parfaitement connus du Preneur pour les occuper déjà à la date de conclusion des présentes.

CP. 3.2.	Description de la Cellule 6 en son état futur d’achèvement

La Cellule 6 comprend des locaux à usage d’entrepôt et accessoirement de bureaux et locaux sociaux, qui développeront, à leur achèvement une surface de plancher (SDP) totale de 6.066 m² comprenant :

-	5.738 m² à usage d’entrepôt, et

-	328 m² de bureaux et locaux sociaux,

-	ainsi que six (6) emplacements de stationnement pour véhicules légers.

Il est précisé que le Bailleur s’engage à obtenir une certification suivant le référentiel « Haute Qualité Environnementale » niveau Très Bon pour la Cellule 6.

CP. 4.	SERVITUDES

Le Bailleur déclare que le Terrain n’est grevé à ce jour d’aucune servitude conventionnelle autre que celles figurant en Annexe 5 du Bail.

Le Preneur reconnaît avoir une parfaite connaissance des servitudes ainsi applicables.

Il s’engage à souffrir, sans recours contre le Bailleur, les servitudes mentionnées ci-dessus et des servitudes administratives qui peuvent grever les Locaux Loués, et qui résulteraient du plan local d’urbanisme, de ses modificatifs en cours ou ultérieurs, des prescriptions d’ordre règlementaire s’appliquant à la commune de CRIQUEBEUF-SUR-SEINE, de leurs modificatifs en cours ou ultérieurs et plus généralement des servitudes de toute nature pouvant grever le terrain d’assiette.

CP. 5.	DUREE ET DATE D’EFFET DU BAIL

Le Bail est consenti et accepté pour une durée de neuf (9) années entières et consécutives, qui commencer à courir au 1er juin 2020 et ci-après définie comme La Date d’Effet du Bail.

Le Preneur renonce expressément à sa faculté de résilier le Bail à l'expiration des première et deuxième périodes triennales, en application de l'article L.145-4 du Code de commerce. Il disposera toutefois de la faculté de résilier le Bail à l’échéance de la 7ème année et de la 9ème année, de sorte que la durée de location sera de sept (7) ans fermes minimum.

CP. 6.	MISE A DISPOSITION ANTICIPEE DE LA CELLULE 6 AU PRENEUR

Dans le cadre de la construction de la Cellule 6, et en accord avec le promoteur, le Bailleur mettra à disposition du Preneur la partie entrepôt de la Cellule 6 de manière anticipée, par anticipation à son achèvement dans les conditions précisées à l’Article DP.8. ci-après.

CP. 7.	DESTINATION DES LOCAUX LOUES

Les Locaux Loués sont à usage exclusif d’activités de logistique, stockage et entreposage de produits répondants aux rubriques pour lesquelles l’Autorisation d’Exploiter est délivrée et de bureaux annexes.

CP. 8.	ETAT DES LIEUX D’ENTREE et AUDIT TECHNIQUE

A la Date d’Effet du Bail pour les besoins de l’Article CG. 11.20, les Parties conviennent de se référer s’agissant des Locaux Loués Initiaux, non à l’état des lieux qui sera ainsi dressé à la Date d’Effet du Bail mais aux procès-verbaux de livraison du 26 avril 2011 (pour la livraison de la Phase 1 du bâtiment) ; du 30 septembre 2011 (pour la livraison de la Phase 2 du bâtiment) contenant réserves, au procès-verbal de levée des réserves du 22 novembre 2011 et au procès-verbal de livraison sans réserve du 26 décembre 2011 (pour l’auvent) ; les quatre (4) procès-verbaux figurant en Annexe 9.

A la date de livraison de la Cellule 6, les procès-verbaux établis entre les Parties conformément aux stipulations de l’Article DP.6. vaudront état des lieux d’entrée concernant la Cellule 6.

Dans le cadre de l’application de l’article CG 8.1.2, il sera effectué, aux frais du Bailleur, et dans le mois qui suivra la prise d’effet du Bail, un audit technique des Locaux Loués Initiaux afin de constater l’état des différents ouvrages et équipements du bien dont le Preneur a eu la charge et l’entretien au titre du précédent bail. A cet effet, le Preneur s’engage à laisser libre accès au Bailleur et à tous ses mandataires aux Locaux Initiaux Loués.

CP. 9.	INTERVENTION D’UN PRESTATAIRE LOGISTIQUE

Il est précisé que le Preneur aura la faculté de sous-traiter tout ou partie des prestations logistiques réalisées dans les Locaux Loués à tout logisticien de son choix et en cas de choix d’un prestataire logistique unique de lui transférer l’Autorisation d’Exploiter, ce que le Bailleur accepte.

Il est précisé que la faculté de sous-traitance ainsi concédée au Preneur ne pourra en aucun cas être assimilée à une faculté de sous-location, le Bailleur n’autorisant le Preneur à confier le soin des prestations logistiques exploitées dans les lieux pour son compte à l’Exploitant et à lui transférer le bénéfice de l’Autorisation d’Exploiter que pour autant et dans la mesure où cette faculté ne confère aucun droit direct à l’Exploitant au titre du Bail.

Il est rappelé qu’à la date de conclusion des présentes le Preneur a ainsi confié, dans le cadre du Bail Initial, les prestations logistiques réalisées dans les Locaux Loués à la société dénommée « BOLLORE LOGISTICS », qui est actuellement titulaire de l’Autorisation d’Exploiter.

CP. 10.	SOUS-LOCATION

Par dérogation à l’Article CG. 11.19.1, Le Preneur pourra sous-louer partiellement les Locaux Loués :

-	(i) à hauteur de 90% de la surface des Locaux Loués à une ou plusieurs sociétés filiales du Groupe Interparfums, au sens de l’article L. 233-1 du Code de commerce et/ou à des sociétés sous son contrôle au sens de l’article L. 233-3 du Code de commerce

-	(ii) dans la limite de 3 cellules (avec le cas échéant une quote-part de bureaux et locaux sociaux) à un tiers,

étant précisé que le cumul des deux modes de sous-location ne pourra jamais avoir pour conséquence la sous-location de plus de 90% des Locaux Loués, et que toute sous-location n’est ainsi autorisée, dans tous les cas, par le Bailleur que pour autant et dans le mesure où elle ne confère au sous-locataire aucun droit direct au renouvellement, les Locaux Loués formant un tout indivisible de l’accord des Parties.

Il est ici précisé que dans l’hypothèse (i), si le sous-locataire cesse d'être une société filiale ou contrôlée par le Preneur, la sous-location prendra fin de plein droit et sans autre formalité dans le mois suivant cet événement.

En tout état de cause, la sous-location sera consentie sous réserve du respect des conditions du Bail (destination des Locaux, indivisibilité des Locaux, communication d’une copie du contrat de sous-location, Preneur demeurant seul redevable des paiements et du respect de l’ensemble des clauses et conditions du Bail, fin de la sous-location avec le Bail, etc.) et de la prise en charge de l’intégralité des frais et intervention qui y seront liés par le Preneur. Par dérogation à l’Article CG. 11.19.1, le Preneur sera dispensé d’appeler le Bailleur à concourir à l’acte de sous-location.

CP. 11.	LOYER

Le loyer annuel hors taxes et hors charges est fixé à un montant de [_____] sous réserve d’un éventuel ajustement prévu dans les conditions de l’Article DP. 2.

Et décomposé comme suit :

-	[_____] correspondant aux surfaces existantes à la prise d’Effet du Bail à savoir les Locaux Loués Initiaux.

-	[_____] Hors Taxes et Hors Charges à compter de la livraison de la Cellule 6 correspondant à 6 066 m² de SDP prévisionnelle à [_____]

-	Il est précisé que la partie de loyer correspondant à la Livraison de la Cellule 6 fera l’objet d’un calcul au prorata du trimestre en cours pour l’échéance trimestrielle concernée.

CP. 12.	INDEXATION

L’indice de base pour la première indexation du loyer sera le dernier Indice des Loyers des Activités Tertiaires (ILAT) publié par l’INSEE publié à la Date d'Effet du Bail.

CP. 13.	DEPOT DE GARANTIE

Conformément aux termes de l’Article CG.7, le dépôt de garantie du Bail s’élèvera à la Date d’Effet du Bail à la somme de [_____].

Il est rappelé que le Preneur a versé au titre du Bail Initial un dépôt de garantie d’un montant s’élevant à ce jour, à [_____]

De convention expresse entre les Parties, il est convenu que le dépôt de garantie du Bail Initial sera conservé par le Bailleur au titre du dépôt de garantie prévu en application du présent Bail. Par ailleurs, le Preneur ne sera tenu de lui verser, à la date de signature de l’avenant constatant la livraison de la Cellule 6, que la somme de [_____] en complément du dépôt de garantie versé au titre du Bail Initial.

[_____]

CP. 14.	CHARGES – GESTION TECHNIQUE DE L’ENSEMBLE IMMOBILIER PAR LE PRENEUR

Il est rappelé que le Preneur a pris à bail l’intégralité de l’ensemble immobilier, propriété du Preneur, et qu’il assure ainsi directement, au titre de son obligation d’entretien et de respect de la réglementation, la gestion et le contrôle technique de l’ensemble des Locaux Loués et de leurs équipements, à ses frais et sous sa responsabilité, sous la seule réserve des travaux et réparations demeurant à la charge du Bailleur en application de l’Article CG. 8.1.2 dont le Bailleur continuera à assurer la réalisation, à ses frais.

Ainsi, sans préjudice des stipulations de l’Article CG.8, il est ici précisé que le Preneur rembourse à ce jour annuellement au Bailleur uniquement les Accessoires suivants :

-	Honoraires du gestionnaire technique du Bailleur ;

-	Assurances ;

-	Taxes Foncières et TEOM ;

Etant précisé que les Parties conviennent de fixer le montant des honoraires de gestion refacturables au Preneur à un montant annuel forfaitaire de [_____] (le « Forfait de Gestion »). De convention expresse entre les Parties, il est entendu que les honoraires de gestion, de la date d’effet du Bail jusqu’à la Mise à Disposition de la Cellule 6 s’élèveront [_____].

Ce forfait de gestion sera indexable selon les mêmes modalités que le Loyer.

Le Bailleur ou son représentant s’engage à transmettre au Preneur un rapport de visite des Locaux Loués après chaque visite de contrôle ou d’intervention.

Dans l'hypothèse d'un manquement avéré du Preneur (ou de son Exploitant ou de ses prestataires) dans l'exercice de ses missions conformément aux stipulations qui précèdent, le Bailleur pourra reprendre tout ou partie desdites missions relatives aux défaillances visées, trois (3) mois après mise en demeure restée infructueuse, sans que cela affecte de quelque façon les autres obligations du Preneur au titre du Bail. Dans une telle hypothèse, le Preneur supportera les charges correspondantes, en ce compris les honoraires du prestataire du Bailleur qui assurera alors la gestion et l’entretien technique des Locaux Loués conformément à l’Article CG.8, pour leur coût réel, le Forfait de Gestion, que les Parties ont fixé en considération de la prise en charge de l’essentiel de la gestion technique par le Preneur étant alors considéré comme caduque.

CP. 15.	TRAVAUX D’AMENAGEMENT INITIAUX DU PRENEUR DANS LA CELLULE 6

Le Preneur a informé le Bailleur de son souhait de réaliser divers travaux d’aménagement dans la Cellule dont un descriptif technique sommaire figure ci-après en Annexe 10 (les « Travaux d’Aménagement Initiaux »).

CP. 15.1.	Travaux Intégrés

Le Bailleur a accepté de prendre à sa charge et d’intégrer une partie des Travaux d’Aménagement Initiaux aux travaux de réalisation de la Cellule 6 (les « Travaux Intégrés »). Le descriptif technique des Travaux Intégrés est détaillé en Annexe 10.

Il est précisé que le Bailleur n’a accepté la prise en charge des Travaux Intégrés que pour autant et dans le mesure où :

-	les Travaux Intégrés constituent des travaux de nature immobilière (et notamment en cas d’installation d’équipements, que lesdits équipements sont incorporés dans l’immeuble ou que leur retrait ne puisse se faire sans de graves détériorations soit dudit équipement, soit de l’immeuble) ;

-	le prix des Travaux Intégrés, qui seront réalisés dans le cadre du CPI, ne puisse excéder un budget enveloppe de [_____].

Les Travaux Intégrés demeureront la propriété du Bailleur qui s’interdit pendant toute la durée du Bail de les déposer.

Les Travaux Intégrés seront néanmoins, une fois achevés, considérés comme des travaux d’aménagement du Preneur pour l’application de l’Article CG. 8.1.2 et demeureront sous la seule responsabilité et garde du Preneur qui devra les assurer pour la partie qui ne serait pas couverte, le cas échéant, par les polices d’assurance souscrites par le Bailleur.

En cas de destruction des Travaux Intégrés en cours de bail, le Bailleur n’aura pas l’obligation de procéder à leur reconstruction.

CP. 15.2.	Autres Travaux d’Aménagement Initiaux

Le Bailleur autorise d’ores et déjà, par principe, le Preneur à réaliser ou à faire réaliser les Travaux d’Aménagement Initiaux qui ne sont pas compris dans les Travaux Intégrés dans la Cellule 6, étant précisé que les travaux relevant de l’Article CG. 11.2.2 demeureront soumis à l'accord préalable et exprès du Bailleur dans les conditions dudit article et que le Preneur devra se conformer, dans tous les cas, pour tous ses travaux d’aménagement, à l’ensemble des stipulations de l’Article CG. 11.2.

Ces travaux pourront être réalisés pendant la mise à disposition anticipée de la Cellule 6 visée ci-après à l’Article DP. 8.

CP. 15.3.	Sort des Travaux d’Aménagement Initiaux

Les Parties conviennent que par dérogation à l’Article CG. 11.20.4 le Bailleur ne pourra exiger du Preneur la suppression partielle ou totale des Travaux d’Aménagement Initiaux à son départ des Locaux Loués.

CP. 16.	ETAT DES RISQUES ET POLLUTION (ERP)

En application de l’article L.125-5 du Code de l’environnement, les locataires de biens immobiliers situés dans des zones couvertes par un plan de prévention des risques technologiques ou par un plan de prévention des risques naturels prévisibles, prescrit ou approuvé, ou dans des zones de sismicité définies par décret en Conseil d’Etat, sont informés par le bailleur de l’existence des risques visés par ce plan ou de décret.

L’Etat des Risques et Pollution (ERP), établi moins de six mois avant la date de conclusion des présentes, et la copie de l’arrêté préfectoral sont demeurés joints et annexés aux présentes (Annexe 13).

En outre, le Bailleur étant tenu d’informer, en application de l’article L.125-5-IV du Code de l’environnement, par écrit le Preneur de tout sinistre, ayant donné lieu au versement d’une indemnité en application de l’article L. 125-2 ou L. 128-2 du Code des assurances survenu, pendant la période où il a été propriétaire des Locaux Loués ou dont il a été lui-même informé en application des précédentes dispositions, il est ici indiqué que les Locaux Loués n’ont fait l’objet d’aucun sinistre ayant donné lieu à indemnisation au titre des effets d’une catastrophe naturelle ou technologique.

CP. 17.	ELECTION DE DOMICILE

Toutes communications devant être effectuées en vertu du Bail seront faites par écrit, par porteur, par lettre recommandée ou avec accusé de réception ou par télécopie ou courrier électronique (avec envoi d'une copie au plus tard le jour suivant par lettre recommandée avec demande d’avis de réception), aux coordonnées indiquées ci-dessous :

-	pour le Preneur, en son siège social.

-	pour le Bailleur, en son siège social.

Sous réserve des stipulations contraires expressément prévues aux présentes, toute communication sera considérée comme ayant été reçue (i) à la date figurant sur le récépissé délivré par le destinataire en cas de remise par porteur ou (ii) le jour suivant l'envoi de la télécopie ou de la lettre recommandée avec accusé de réception, la date d'envoi étant celle figurant sur l'accusé de transmission ou la preuve de dépôt de la lettre recommandée.

CP. 18.	ADRESSE DE FACTURATION

Les factures de loyers et charges seront libellées au nom de INTERPARFUMS et adressées pour facturation à INTERPARFUMS, 4 Rond-Point Des Champs Elysées – 75008 PARIS

*       *       *

TITRE 3 – DISPOSITIONS SPECIFIQUES A LA PERIODE DE CONSTRUCTION DE LA CELLULE 6

Le présent Titre 3, applicable à la période de construction de la Cellule 6 est régi par le droit commun des contrats et des obligations et exclut toute application du statut des baux commerciaux prévu par les dispositions des articles L. 145-1 et suivants du Code de commerce.

Le Bailleur a confié à la société GEMFI, ci-après « Le Promoteur » la mission de faire réaliser pour son compte et dans les délais impartis les travaux visant à la construction de la Cellule 6 (ci-après « Le Programme Immobilier ») par le biais d’un Contrat de Promotion Immobilière « CPI ».

A cet effet, la partie de Terrain devant recevoir la Cellule 6 sera mise à disposition du Promoteur qui en deviendra gardien. Le Preneur et le Promoteur s’engagent mutuellement à ne pas gêner ou faire obstacle à l’activité exploitée sur les Locaux Loués Initiaux ou aux travaux de construction.

Il est ici précisé que l’accès au chantier se fera par le terrain contigu (parcelles ZD 329 et ZD 338) acquis par le Bailleur, et que le terrain d’assiette des travaux sera clôturé par des palissades de chantier de manière à empêcher la communication avec le site en exploitation, sauf si nécessité et accord reçu préalablement tel que précisé ci-après. Le plan d’accès au chantier est joint en Annexe 16.

Exceptionnellement, pour le cas où le Promoteur devrait accéder au chantier par les chemins et voies d’accès actuellement exploités par le Preneur dans le cadre de son activité, il devra obligatoirement se coordonner avec le représentant du Preneur, afin de limiter la gêne occasionnée.

Le Preneur devra alors laisser libre accès aux entreprises et faire respecter la réglementation de sécurité due à l’existence du chantier.

Le Preneur et ses assureurs renoncent à tout recours ou réclamation à l’encontre du Bailleur, pour les seuls sinistres, dégâts ou dommages consécutifs aux travaux de construction de la Cellule 6 et affectant les biens du Preneur.

DP. 1.	DESCRIPTION DU PROGRAMME

Le Programme Immobilier consiste en l’édification sur le Terrain d’une sixième cellule jouxtant le Bâtiment Initial à usage d’entrepôt et de bureaux d’une SDP totale de 6.066m² se répartissant comme suit et de 6 emplacements de stationnement VL dont 4 PMR :

	SdP	SHON
Entrepôt	5,738 m²	5,751 m²
Bureaux	328 m²	352 m²
TOTAL	6,066 m²	6,103 m²

Ainsi que tous les ouvrages techniques (poteaux incendie, réseaux, voiries), tels que ces cellules et ouvrages sont figurés sur les Documents Techniques.

Un descriptif détaillé de la construction de la Cellule 6, établi par le Promoteur figure dans la Notice Descriptive Technique de la Cellule 6 ci-jointe en Annexe 8.

Les caractéristiques techniques du programme de construction de la Cellule 6 (ci-après les « Documents Techniques »), établies par le Promoteur et par des professionnels spécialisés mandatés par lui, sont définies par les documents listés ci-après que les Parties conviennent de hiérarchiser dans l’ordre décroissant d’importance qui suit :

(a)	La Notice Descriptive Technique de la Cellule 6 annexée au CPI dans sa version V4a en date du 22 octobre 2019 établie sous sa seule responsabilité par le Promoteur joint en Annexe 8;

(b)	Le dossier de demande du Permis de Construire joint en Annexe 7 (y compris les plans annexés à la demande de Permis de Construire) ;

(c)	L’arrêté préfectoral n° DELE/BERPE/18/681 du 9 mai 2018 faisant partie de l’Annexe 6.

Le Bailleur s’oblige à faire réaliser la Cellule 6 conformément à sa définition résultant des Documents Techniques, à son usage et à sa destination, ainsi que dans le respect des autorisations administratives, des dispositions légales et réglementaires, des prescriptions techniques émanant d'organismes officiels sur l'édification de bâtiments soit notamment les DTU et des règles de l'art, tous dans l'état applicable à la date de signature des présentes.

Les Parties conviennent de se référer à ces documents pour tout ce qui concerne les caractéristiques de l’opération projetée et précisent qu’en cas de contradiction entre lesdits documents, il sera fait application de l’ordre de préséance, le premier document énuméré prévalant sur le deuxième et ainsi de suite.

En cas de contradiction entre les Documents Techniques, ils prévalent les uns contre les autres de la façon de la façon suivante :

-	en cas d’absence de concordance entre les plans et la Notice Descriptive Technique et dès qu’est en cause l’appréciation qualitative d’une prestation technique, la Notice Descriptive Technique l’emporte sur les plans

-	par contre, en cas d’absence de concordance, dès lors qu’il s’agira d’apprécier un élément quantitatif, les plans prévaudront.

Les prestations prévues à la Notice Descriptive Technique (et les plans) pourront être, pour des raisons techniques ou de fabrication modifiées par le Promoteur à la condition (i) qu’elles soient remplacées par des prestations similaires de qualité au moins équivalente et (ii) qu’elles aient été préalablement et expressément acceptées par le Bailleur.

Le Preneur ne pourra s’opposer et accepte d’ores et déjà tous travaux supplémentaires ou modificatifs qui seraient imposés au Bailleur du fait de changements de lois et règlements en cours d’exécution des travaux de construction de la Cellule 6 comme au titre des prescriptions relatives au permis de construire ou à ses éventuels modificatifs. Lesdits travaux supplémentaires ou modificatifs seront effectués aux frais et risques exclusifs du Bailleur.

DP. 2.	AJUSTEMENT DE LOYER - TOLERANCE QUANT AUX SDP

Aux fins de la présente clause, un mesurage de la Surface de Plancher construite sera effectué par un géomètre expert mandaté par le Bailleur ou le Promoteur et délivré au Preneur cinq (5) jours avant la Mise à Disposition, tel que prévu à l’Article DP.3.

Les Parties conviennent qu’en cas de variation négative de la SDP au-delà de 1,5% de la SDP indiquée au Bail au titre de la Cellule 6, il sera procédé à un ajustement du loyer initial de 43 € par mètre carré de Surface de Plancher manquante au-delà de ce seuil de 1.5%.

Dans l’hypothèse où les surfaces réalisées de la Cellule n°6 seraient supérieures aux surfaces convenues, cette variation positive de surface fera le profit du Preneur sans augmentation du Loyer sans que cette augmentation de surface ne puisse venir remettre en question la conformité de la cellule d’entreposage au regard de la règlementation et des autorisations administratives obtenues

Il est précisé qu’afin d’anticiper et corriger éventuellement en cours de chantier des écarts qui seraient trop importants entre la SDP prévue au Bail et la SDP mesurée, le Bailleur a demandé au Promoteur de procéder, en cours de chantier et au moment de l’élévation de la structure du bâtiment et avant édification des murs et coulage de la dalle, à un mesurage par un géomètre expert permettant de vérifier que les SDP projetées et réalisées s’inscriront dans la tolérance maximum agréée et en tout état de cause resteront inférieures à un seuil de 5%, et qu’à défaut le Promoteur a accepté de s’engager à procéder à ses frais aux actions constructives correctrices afin de ne pas dépasser ce seuil et ce sans modification du délai contractuel.

DP. 3.	PRISE DE POSSESSION DE LA CELLULE 6 – LEVÉE DES RÉSERVES

DP. 3.1	DATE PREVISIONNELLE DE PRISE DE POSSESSION :

Il est précisé qu’en vertu du présent bail, les Locaux Initiaux sont déjà mis à disposition au Preneur à la Date d’Effet du Bail.

La date de prise de possession prévisionnelle de la Cellule 6 est fixée au 16 novembre 2020 sous réserves des stipulations de l’article DP. 4. ci-après (Causes Légitimes de Prorogation de Délais) et ci-après nommée « La Date de Prise de Possession Prévisionnelle ».

DP. 3.2	DEFINITION DE L’ACHEVEMENT DE LA CELLULE 6 L’Achèvement de la Cellule 6 s’entend au sens des dispositions de l’article R261-1 du Code de Construction et de l’Habitation mais également de l’exécution par le Bailleur des travaux réalisés conformément :

-	aux Documents Techniques (ensemble la Notice Descriptive Technique, les plans du Permis de Construire, le Permis de Construire et son dossier de demande et le cas échéant les permis de construire modificatifs),

-	aux Travaux Modificatifs validés par les Parties ultérieurement à la signature des présentes,

-	aux règles de l'art et du DTU,

-	aux autorisations administratives obtenues, y compris pour les activités spécifiques du preneur.

-	et à toutes les obligations que la loi ou la réglementation rendraient obligatoires et applicable avant la livraison pour les immeubles en cours de construction et ne nécessitant pas l’obtention d’une autorisation administrative complémentaire.

L'achèvement s'entend complet et devra comprendre :

-	les éléments d’équipements en état de fonctionnement prévus auxdits documents qui sont indispensables à son utilisation, conformément à sa destination,

-	l’exécution complète des travaux de la Cellule 6, des VRD, et aménagements paysagers prévus au permis de construire en fonction de la saison de plantation,

-	l’évacuation des gravats et la réparation des dégradations des VRD liées au chantier,

Pour l’appréciation de l’Achèvement de la Cellule 6, (i) les malfaçons, imperfections mineures de toute nature et (ii) les désordres consécutifs aux travaux d'aménagement du Preneur antérieurs à la date d’Achèvement n'empêcheront pas la constatation de l’Achèvement de la Cellule 6 dès lors qu’ils ne feront pas obstacle à la destination de la Cellule 6 telle que mentionnée au Bail ou qu'ils n'affecteront ni la solidité de la Cellule 6, ni la sécurité des personnes amenées à l’occuper, ni n’empêcheront l’exploitation des Locaux Loués conformément aux autorisations.

Les seules malfaçons, imperfections ou non conformités visées au paragraphe précédent pourront faire l'objet de réserves à l’Achèvement de la Cellule 6 de la part du Preneur lors de la prise de possession de ladite cellule.

Par ailleurs, dans l'hypothèse où, en fonction de la date à laquelle interviendra l’Achèvement de la Cellule 6, certains éléments ou équipements techniques de la Cellule 6 ne pourraient être utilement testés, l'Achèvement se fera sous la réserve du bon fonctionnement de ces éléments ou équipements techniques qui seront testés ultérieurement. Une réserve spéciale devra être indiquée à cet effet dans le procès-verbal d’Achèvement ou le rapport de l'expert.

DP. 4.	CAUSES LEGITIMES DE PROROGATION DE DELAIS DE PRISE DE POSSESSION

En cas de survenance d’un cas fortuit ou d’un événement de force majeure ou d’une cause légitime de prorogation de délai de prise de possession (ci-après ensembles les « Causes Légitimes de Prorogation de Délais »), le délai d’Achèvement sera automatiquement prorogé d’un nombre de jours équivalent à l’impossibilité de réaliser les travaux.

Pour l’application de ces dispositions sera considéré comme Causes Légitimes de Prorogation de Délais, au sens de ce Bail :

tout cas de force majeure ou de cas fortuit au sens de l’article 1218 et 1231 du code civil du Code Civil et de ses applications jurisprudentielles ainsi que les cas suivants :

a)	Un évènement de force majeure. La force majeure s’entend au sens que lui donne la jurisprudence comme tout évènement extérieur, imprévisible, irrésistible, et insurmontable. Les grèves spécifiques au chantier sont exclues de la force majeure.

b)	Les troubles résultant de cataclysmes naturels

c)	Les journées d’intempéries au sens de l’article L.731-2 du Code du Travail répondant aux critères suivants :

causes	lots	critères
Gel (température mesurée à 7h00)	Traitement chaux/ciment de la plateforme bâtiment Terrassements / Charpente Gros-Œuvre Etanchéité / Bardage Dallage Voiries	DTU ou arrêt centrale - 5° C ou DTU - 1° C ou DTU 4° C ou présence de verglas DTU ou arrêt centrale 5° C

Barrière de dégel	Tous corps d'état

Précipitations	Terrassements / Renforcement de sol Rabattag e nappes Gros-Œuvre Couverture Etanchéité Bardage Charpente Voirie	> 3 mm 0 mn > 10 mm > 4 mm > 4 mm > 10 mm > 10 mm 0 mm

Neige	Terrassements Gros-Œuvre Couverture / Bardage Charpente	Présence de tapis de neige ou chute > 1 cm

Rafales de vent ou vents forts (vitesse maximale)	Gros-Œuvre Couverture Bardage / Menuiseries extérieures Charpente	> 50 km/h > 40 km/h > 40 km/h ou présence de rafales > 50 km/h ou présence de rafales

Le Bailleur justifiera des intempéries au Preneur en lui communiquant une attestation du Maître d’Œuvre d’Exécution du chantier qui confirmera que le chantier a été perturbé du fait des intempéries et arrêtera le nombre de jours de report de la date de livraison en résultant. A ce certificat sera joint un relevé de la station météo nationale la plus proche du Programme Immobilier confirmant l’existence desdites intempéries et un écrit du Bureau de Contrôle Technique ou du Coordonnateur SPS constatant de manière motivée une impossibilité de travailler, en raison de la conséquence d’intempéries ou de conditions climatiques dangereuses pour les personnes.

d)	Une des causes de suspension de délai suivantes : la grève générale affectant les professions du bâtiment ou des transports (les grèves ne touchant que les entreprises travaillant sur le chantier n’étant pas prises en considération), les injonctions judiciaires ou administratives de suspendre ou d’arrêter les travaux (à moins que lesdites injonctions ne soient fondées sur des fautes ou négligences commises par le Promoteur dans l’exécution de sa mission), les troubles résultant d’émeutes, d’hostilités, révolutions, les manifestations empêchant l’approvisionnement du chantier.

e)	De convention expresse, il est précisé que toute défaillance d’entreprises y compris la liquidation judiciaire ne sera pas prise en compte pour modifier le calendrier de livraison.

f)	Les retards imputables aux travaux d’aménagement du Preneur préalablement à la Date d’effet du Bail.

Pour l’appréciation des évènements évoqués ci-dessus, les Parties déclarent dès à présent accepter de s’en rapporter à un certificat établi par le maître d’Œuvre d’exécution et/ou par le coordonnateur de sécurité et de protection de la santé (CSPS), sous leur propre responsabilité, accompagné des documents justificatifs de l’évènement considéré, lesquels seront communiqués au Preneur sous un délai de dix (10) jours ouvrés à compter de la réception par le Bailleur du courrier recommandé notifié par le Promoteur dénonçant les cas reconnus comme Causes Légitimes de report, étant convenu qu’en toute hypothèse toute Cause Légitime de report sera précisée par le Bailleur au Preneur lors du comité de suivi.

Il est toutefois précisé que les justificatifs météo pouvant entrainer des causes légitimes de suspension de délai ne sont disponibles qu’en début du mois suivant la survenance de ladite intempérie et ne pourront être transmis au Preneur que le mois d’après.

DP. 5.	VISITES DE PREALABLES A LA PRISE DE POSSESSION

Dans les quinze (15) jours précédant la date d’Achèvement de la Cellule 6, le Bailleur invitera le Preneur à assister au cours de ce délai aux opérations préalables à la livraison de la Cellule 6, aux fins de permettre au Promoteur de prendre note de malfaçons qui pourraient être relevées par le Preneur ou tout mandataire de son choix et d'engager tous travaux de reprise avant la date d'Achèvement de la Cellule 6 (sauf réserves).

Les Parties établiront à cet effet une liste des malfaçons relevées au cours de ces opérations préalables à la livraison.

Cette visite préliminaire ne vaudra en aucune façon Prise de Possession de la Cellule 6 qui ne pourra avoir lieu que par la signature du procès-verbal de prise de possession de la Cellule 6.

Le Preneur aura la faculté de se faire accompagner de toute personne de son choix.

DP. 6.	PRISE DE POSSESSION ET INDEMNITES DE RETARD

La Prise de Possession sera effectuée de la façon suivante :

(i)	Le Bailleur avisera le Preneur de la date à laquelle il pourra constater l’Achèvement de la Cellule 6 et procéder à la prise de possession. Cet avis sera effectué par lettre recommandée avec demande d’avis de réception au moins 8 (8) jours avant la date fixée.

(ii)	Au dit jour, l’Achèvement de la Cellule 6, avec ou sans réserves, sera constaté dans un procès-verbal de prise de possession établi contradictoirement entre les Parties (le « Procès-Verbal de Prise de Possession »). Chaque Partie pourra se faire accompagner par un ou plusieurs experts de son choix. Le Preneur établira la liste des réserves qu’il remettra au Bailleur pour être annexée au Procès-Verbal de Prise de Possession.

(iii)	Dès la constatation de l’Achèvement et la Prise de Possession, que des réserves aient été ou non formulées, acceptées ou contredites, il sera procédé à la remise des clefs au Preneur pour valoir prise de possession.

En cas de désaccord entre les Parties sur la nature des inexécutions et malfaçons ou non-conformité fondant un refus de prise de possession, les Parties feront appel à un expert désigné d’un commun accord entre les Parties et qui appréciera l’Achèvement de la Cellule 6 conformément aux dispositions de l’article DP. 3.2. et si les réserves formulées par le Preneur étaient fondées ou levées.

Dans l’hypothèse où les Parties ne se mettraient pas d’accord sur le choix de cet expert, il sera procédé à sa désignation par Monsieur le Président du Tribunal de Grande Instance du lieu de l’Immeuble, statuant par voie de référé, et ce, à la requête de la Partie la plus diligente.

Les honoraires de cet expert et les conséquences financières induites par son intervention seront à la charge de celle des deux Parties dont la position aura été contredite par l’expert ou partagés par moitié dans l'hypothèse où les deux Parties auraient été contredites partiellement par ledit expert.

Les Parties s’engagent irrévocablement à communiquer à l’expert tout document que ce dernier jugerait utile à l’accomplissement de sa mission et à se soumettre à l’avis qu’il aura émis. L’expert aura tous les pouvoirs de mandataire commun des Parties et sa décision sera définitive et sans recours.

En cas d’absence du Preneur à la constatation de l’Achèvement, le Bailleur adressera au Preneur, par lettre recommandée avec demande d’avis de réception, une nouvelle convocation pour procéder à la constatation de l’Achèvement de la Cellule 6 avec un délai de préavis de cinq (5) jours.

En cas de nouvelle absence du Preneur, le Preneur sera réputé avoir accepté sans réserve la Cellule 6 à la date prévue aux termes de la première convocation. Le procès-verbal de constatation de l’huissier vaudra Achèvement de la Cellule 6 sans réserve.

Dans le cas où la cellule 6 ne serait pas mise à disposition du Preneur par le Bailleur, selon les modalités prévues ci-dessus à la date d’Achèvement de la Cellule 6 (hors Clauses Légitimes de Prorogation de Délais ou force majeure), c’est-à-dire en cas de retard excédant quinze (15) jours calendaires et pour tout fait non imputable à une Cause Légitime de Suspension de Délai, le Bailleur sera redevable de plein droit d’une indemnité forfaitaire et définitive de six cents euros (600 €) par jour de retard pour réparation de l’intégralité du préjudice du Preneur.

DP. 7.	PROCESSUS DE LEVEE DE RESERVES ET INDEMNITES FORFAITAIRES

Les réserves formulées dans le Procès-Verbal de Prise de Possession devront être levées dans le délai de 90 jours calendaires suivant la date de signature de celui-ci à moins que (i) le délai susvisé ne doive être prolongé pour une Cause Légitime de Prorogation de Délai liée notamment à des difficultés d’approvisionnement ou que (ii) la levée de ladite réserve ne soit techniquement impossible ou ne le soit qu’au moyen de mesures dont l’impact ou le coût seraient manifestement disproportionnés au regard de l’impact de la réserve considérée sur le fonctionnement des Locaux Loués et hors réserves spéciales pour des équipements qui ne pourraient pas être testés correctement dans le délai susvisés.

A l’issue du délai de 90 jours calendaires susvisé, le Bailleur sera redevable à l’égard du Preneur d’une indemnité forfaitaire et définitive de CENT EUROS (100 €) par jour ouvré de retard pour l’ensemble des réserves non levées, quel que soit le nombre de réserves restantes.

Le versement des indemnités forfaitaires cessera automatiquement à l’issue d’un délai de 90 jours calendaires supplémentaires au-delà du délai de levée de réserves initiale.

En tant que de besoin, il est précisé que si un expert nommé dans les conditions visées à l’Article DP. 5. venait à conclure que le refus par le Preneur de constater l’Achèvement de la Cellule 6 était injustifié, aucune indemnité de retard ne sera due par le Bailleur au Preneur et le Preneur restera devoir le Loyer.

A l’issue de ce délai de 90 jours calendaires, la levée des réserves sera constatée par un procès-verbal de levée des réserves établi contradictoirement entre les Parties ou à défaut, par un expert désigné dans les conditions ci-dessous.

Au terme de ce délai de 90 jours calendaires et à défaut d’avoir levé toutes les réserves, et après une mise en demeure par lettre recommandée avec accusé de réception restée infructueuse pendant Vingt et un jours calendaires (21), le Preneur pourra s'il le désire faire réaliser, par toute entreprise de son choix, mais aux frais du Bailleur qui s'y engage, les travaux nécessaires à la levée des réserves non-levées. Cette possibilité est offerte au Preneur pour les seuls travaux de levée de réserves qui n’auront aucun impact sur la couverture de l’assurance Dommage Ouvrage.

Pour les levées de réserves pouvant avoir un impact sur la couverture de l’assurance Dommage Ouvrage, les parties s’engagent à se revoir à l’issue de ces délais afin de trouver une solution satisfaisante.

Un procès-verbal de levée des réserves sera établi contradictoirement entre les Parties ou, à défaut, en cas de désaccord, le différend sera réglé par voie d'expertise ainsi que convenu à l’Article DP. 5.

En contrepartie des obligations contractées par le Bailleur et le Promoteur de lever les réserves, et afin de leur donner les moyens de tenir ces engagements, il est convenu que le Preneur confère d’ores et déjà au Bailleur et au Promoteur le pouvoir d'accéder aux locaux aux heures d'ouverture afin de procéder aux travaux de levée des réserves avec les entreprises.

DP. 8.	MISE A DISPOSITION ANTICIPEE

Aux fins que le Preneur réalise par anticipation sur l’Achèvement de la Cellule 6 ses travaux d’aménagement et d’équipement de ladite cellule le Bailleur mettra la partie entrepôt de la Cellule 6 à sa disposition de manière anticipée, quinze (15) jours calendaires avant la date de Prise de Possession, et en tout état de cause après que la dalle ait été coulée et soit devenue sèche. Les modalités (calendrier, termes et conditions…) de mise à disposition anticipée des surfaces susvisées sont définies dans la convention ci-jointe (Annexe 17).

A cet effet, un Etat des lieux contradictoire sera dressé entre les Parties, présentes ou représentées. Le Preneur s’engage à respecter l’ensemble des mesures de sécurité liées au chantier, ne pas gêner la poursuite des travaux de la Cellule 6 dans les délais fixés, ne pas créer d’aménagement ou réaliser de travaux qui viendraient faire obstacle à l’obtention de la conformité de la Cellule 6 ou encore l’obtention de la certification visée.

En aucun cas le Preneur ne sera autorisé à exercer son activité dans les locaux mis à sa disposition.

Enfin le Preneur s’engage à souscrire des lors toutes les assurances nécessaires tant aux biens qu’à l’exécution de ses travaux à prévoir.

Il est rappelé que la mise à disposition anticipée au Preneur de la partie entrepôt de la Cellule 6 prendra fin automatiquement à la date de Prise de Possession par le Preneur. Il est en outre rappelé que la mise à disposition de la Cellule 6 au Preneur ne saurait être retardée si les travaux d’aménagement du Preneur n’étaient pas terminés à cette date et que l’absence de finalisation par le Preneur de ses travaux d’aménagements ou l’existence de défauts ou réserves de réalisation ne saurait remettre en cause l’Achèvement de la Cellule 6.

Les Travaux d’aménagement du Preneur devront correspondre aux travaux visés en annexe de la convention de mise à disposition anticipée susvisée et être préalablement agréés par le Bailleur, tous autres travaux souhaités devront être présentés au Bailleur pour validation préalable.

DP. 9.	DEMANDE DE TRAVAUX MODIFICATIFS PRENEUR

Dans le cas où le Preneur désirerait que des modifications soient apportées à la consistance de la Cellule 6 par le biais de travaux modificatifs (ci-après « les Travaux Modificatifs », il devra s’adresser exclusivement au Bailleur, lequel appréciera sous sa responsabilité si les modifications demandées sont réalisables au regard des dispositions législatives et règlementaires de toute nature applicable à la construction de la Cellule 6.

Le Preneur fournira un descriptif détaillé des Travaux Modificatifs qu’il entend voir réaliser. Si les Travaux Modificatifs nécessitent des études de faisabilités préalables, le Bailleur précisera par écrit au Preneur, la nature et le prix prévisionnel de ces études et le Preneur disposera d’un délai de cinq (5) jours ouvrés à compter de la réception de ces informations pour accepter ou refuser ces études.

Si au terme de ces études de faisabilité, le Preneur ne donnait pas suite à la demande de Travaux Modificatifs, celui-ci versera au Bailleur le coût de ces études dans un délai de cinq (5) jours ouvrés à compter de la réception de la facture correspondante.

Le Bailleur aura la faculté de refuser la réalisation des Travaux Modificatifs demandés par le Preneur si lesdits travaux :

-	ont pour effet de retarder la Date de Prise de Possession prévisionnelle ;

-	nécessitent un permis de construire modificatif ou une déclaration préalable de travaux ou un nouveau permis de construire ou une autre autorisation administrative (ICPE notamment) ;

-	ne sont pas compatibles avec les exigences relatives à l'obtention de certifications ;

-	font obstacle à l'obtention de la conformité administrative du permis de construire et le cas échéant des éventuels permis modificatifs obtenus pour la construction de la Cellule n°6 conformément articles L. 461-1, L. 462-1 et L. 462-2 du Code de l'Urbanisme ;

-	sont techniquement irréalisables notamment en raison de l’état d’avancement des travaux de construction de la Cellule 6.

Dans les vingt-cinq (25) jours calendaires de (i) la réception par le Bailleur de la demande de Travaux Modificatifs du Preneur ou (ii) la réception des études de faisabilité, le Bailleur soumettra au Preneur un devis relatif aux Travaux Modificatifs comprenant le coût des travaux majoré forfaitairement de 10% HT en rémunération des honoraires techniques et architecturaux, du bureau de contrôle, du coordinateur de sécurité, de gestion et des assurances et de façon générale de tous frais liées à ceux-ci.

En cas d’absence de réponse du Preneur dans un délai de dix (10) jours calendaires, le devis sera réputé rejeté par le Bailleur.

Les modifications de la Cellules 6 ne pourront être entreprises qu’après approbation exprès de ce ou de ces propositions par les Parties, cet accord étant dès lors formalisé par un avenant au Bail, indiquant la nature des modifications ou travaux supplémentaires, leur incidence sur le Loyer et , le cas échéant sur la date de Prise de Possession.

Les travaux modificatifs bénéficieront des mêmes garanties et assurances que les travaux prévus au présent Bail.

Les coûts des Travaux Modificatifs, tels qu’indiqués ci-dessus, seront refacturés par le Bailleur au Preneur.

La mise en Œuvre de ces Travaux Modificatifs ne pourra débuter avant l’acceptation du devis par le preneur et la signature d’un avenant au présent Bail.

FAIT A

Le 10 12 2019

EN DEUX EXEMPLAIRES ORIGINAUX, remis à chacune des Parties qui le reconnaissent

Le Bailleur	Le Preneur

/s/ signature unintelligible	/s/ Philippe Santi

LISTE DES ANNEXES

Annexe 1	Extrait k-bis et statuts du représentant du Bailleur

Annexe 2	Extrait k BIS du Preneur

Annexe 3	Tableau récapitulatif des SHON réalisé par Jean-Claude BERSON, le 12 avril 2011

Annexe 4	Arrêté d’Exploiter, convention quadripartite du 26 avril 2011 et récépissé de déclaration de changement d’exploitant du 15 juin 2011

Annexe 5	Acte authentique du 6 juin 2016 constitutif de servitudes réciproques non aedificandi, sur les terrains appartenant à la société INS CRIQUEBEUF à la société NOTAPIERRE

Annexe 6	Porter à Connaissance, avis favorable délivré par la DREAL du 30 juin 2017 et Arrêté d’Exploiter Complémentaire

Annexe 7	Permis de Construire et son dossier de demande, Plans de la Cellule 6

Annexe 8	Notice Descriptive Technique de la Cellule 6

Annexe 9	Procès-verbaux de livraison du 26 avril 2011 (pour la livraison de la Phase 1 du bâtiment) ; du 30 septembre 2011 (pour la livraison de la Phase 2 du bâtiment contenant réserves, procès-verbal de levée des réserves du 22 novembre 2011 et procès-verbal de livraison sans réserve du 26 décembre 2011 (pour l’auvent)

Annexe 10	Descriptif des Travaux d’Aménagement Initiaux du Preneur

Annexe 11	Compte bancaire du Bailleur

Annexe 12	Diagnostic environnemental = rapports de sol réalisés lors de la construction

Annexe 13	Etat des Risques et Pollutions (ERP)

Annexe 14	Plan du Terrain

Annexe 15	DPE

Annexe 16	Plan d’implantation du chantier

Annexe 17	Convention de mise à disposition tripartite

Annexe 18	Etat récapitulatif des travaux selon la loi Pinel (-3 ans / +3 ans)

Annexe 19	Inventaire des catégories de charges, taxes, redevances et impôts liées au Bail

Annexe 20	Plans de repérage des cellules